UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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Walter Energy, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 16, 2012

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Walter Energy, Inc. to be held at 10:00 a.m. (Central Daylight Time), on Thursday, April 19, 2012 at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244.

        The enclosed Notice of Annual Meeting of Stockholders of Walter Energy, Inc. and Proxy Statement detail the business to be conducted.

        Your vote, whether in attendance on April 19, 2012 or by proxy, is important. The Board of Directors urges you to vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting.

        For those of you who are able to join us in Birmingham, there will be an opportunity for you to meet with management, the Board of Directors and your fellow stockholders, hear our 2011 state of the Company report and, importantly, vote your shares. If you are unable to join us in person, I urge you to submit your proxy as soon as possible. If you are unable to attend, a live and archived audio webcast of the Annual Meeting will be available on our web site at www.walterenergy.com.

        Thank you for your continued support of Walter Energy, Inc.

Sincerely,

MICHAEL T. TOKARZ Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
WALTER ENERGY, INC.

3000 Riverchase Galleria
Birmingham, Alabama 35244

Date:
Thursday, April 19, 2012

Time:
10:00 a.m. (Central Daylight Time)

Place:
Wynfrey Hotel
1000 Riverchase Galleria
Birmingham, Alabama 35244

At the meeting, stockholders will be asked:

(1)
to elect the ten incumbent director nominees to the Board of Directors listed herein to serve for the ensuing year;

(2)
to consider a non-binding, advisory resolution to approve the compensation of the Company's named executive officers as described in the Compensation Discussion and Analysis section, tabular disclosure regarding compensation and accompanying narrative disclosure set forth in the Proxy Statement;

(3)
to ratify the appointment of Ernst & Young LLP as independent certified public accountants for the Company for 2012; and

(4)
to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Business of the Annual Meeting of Stockholders

        Only stockholders who owned shares of our common stock at the close of business on February 28, 2012 are entitled to notice of and to vote at this Annual Meeting or any adjournments or postponements that may take place.

        This Notice of Annual Meeting of Stockholders of Walter Energy Inc. ("Notice"), Proxy Statement and proxy card is first being distributed or made available to stockholders on or about March 16, 2012 together with the Annual Report of the Company for the year ended December 31, 2011.

By Order of the Board of Directors

EARL H. DOPPELT
Senior Vice President, General Counsel and Secretary
March 16, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 19, 2012.

This Notice and Proxy Statement, the Company's Annual Report and Annual Report on Form 10-K, each for the fiscal year ended December 31, 2011, and any amendments to the foregoing materials that are required to be furnished to stockholders, are available free of charge to view and to download at www.proxyvote.com and on the Company's website at www.walterenergy.com.

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including financial statements and schedules thereto, are also available without charge to stockholders upon written request addressed to: Corporate Secretary, 3000 Riverchase Galleria, Birmingham, Alabama 35244.

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3000 Riverchase Galleria
Birmingham, Alabama 35244

PROXY STATEMENT

        The Company is furnishing you with this Proxy Statement in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of Walter Energy, Inc. (the "Company") of proxies for its annual meeting of stockholders to be held on Thursday, April 19, 2012 at 10:00 a.m., Central Daylight Time (the "Annual Meeting") at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

        As used herein, unless otherwise stated or indicated by context, the terms "Walter Energy, Inc.," "Company," "we," "our" and "us" in this Proxy Statement to refer to Walter Energy, Inc. and its subsidiaries.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

We will hold the Annual Meeting of stockholders on Thursday, April 19, 2012 at 10:00 a.m., Central Daylight Time, at the Wynfrey Hotel, 1000 Riverchase Galleria Birmingham, Alabama 35244.

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the meeting if you were a holder of the Company's common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on February 28, 2012 (the "Record Date"). Each share of Common Stock is entitled to one vote on each proposal presented at the Annual Meeting.

How many shares are eligible to vote?

On the Record Date there were 62,471,054 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders of the Company and persons holding validly executed proxies from stockholders who owned our Common Stock as of the Record Date.

If you are a stockholder of the Company, you must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder.

What will I be voting on?

You will be voting on:

  •
  the election of ten incumbent director nominees;

  •
  a non-binding, advisory resolution to approve the compensation of the Company's named executive officers as set forth in this Proxy Statement; and

  •
  the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2012.

Why should I vote?

Your vote is very important regardless of the number of shares you hold. The Board of Directors strongly encourages you to exercise your right to vote as a stockholder of the Company.

How does the Board recommend that I vote?

The Board recommends that you vote:

  •
  FOR the election of each of the ten incumbent director nominees;

  •
  FOR the approval, of a non-binding, advisory resolution regarding executive compensation; and

  •
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

How do I vote?

You can vote your shares:

  •
  via the Internet at www.proxyvote.com;

  •
  by telephone at 1-800-690-6903;

  •
  by mail; or

  •
  in person at the Annual Meeting.

Please read the instructions on the Notice, proxy card or the information sent by your broker or bank.

What do I do if my shares are held at a bank or brokerage firm?

If your shares are held by a bank or brokerage firm, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

What constitutes a quorum?

A majority of the aggregate voting power of the shares of Common Stock entitled to vote must be present or represented by proxy to constitute a quorum at the Annual Meeting. Abstentions and shares represented by "broker non-votes," as described below, are counted as present and entitled to vote for purposes of determining a quorum.

What is a "broker non-vote" and how does it affect voting on each item?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange ("NYSE") rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting with respect to Proposal 1 (election of the directors listed in this Proxy Statement) and Proposal 2 (regarding executive compensation). Your broker will have the discretion to vote your uninstructed shares on Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012).

What level of stockholder vote is needed to elect directors?

Each share of our Common Stock is entitled to one vote with respect to the election of directors. In an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of shares present at the Annual Meeting in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors (a "majority vote"). In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by the holders of shares present at the Annual Meeting in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors. Under our Amended and Restated By-laws ("By-laws"), a "contested election" is an election in which, as of the tenth day preceding the date we first transmit our notice of meeting to our stockholders, the number of nominees for director is greater than the number to be elected. For purposes of this proposal, a majority of votes cast shall mean that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Abstentions and broker non-votes are not counted as votes "for" or "against" a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the owner, may not exercise discretion in voting on this matter and may only vote as instructed by the owner of the shares on this proposal.

What happens if a director nominee does not receive the requisite number of votes to be reelected?

Each incumbent director standing for re-election at our Annual Meeting has agreed to resign, upon acceptance of such resignation by the Board of Directors, if he does not receive a majority vote. The Board must accept or reject such resignation within 90 days following certification of the stockholder vote.

If a director's resignation offer is not accepted by the Board, that director will continue to serve until our next annual stockholders' meeting and his successor is duly elected and qualified or until the director's earlier death, resignation, or removal. The Board of Directors, in its sole discretion, may either fill a vacancy resulting from the Board accepting a director's resignation or a director nominee who is not an incumbent director not receiving a majority vote pursuant to the By-laws or decrease the size of the Board to eliminate the vacancy.

What level of stockholder vote is needed to approve the non-binding, advisory resolution regarding executive compensation?

Each share of our Common Stock is entitled to one vote with respect to the non-binding, advisory resolution on executive compensation. The affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against, and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the owner, may not exercise discretion in voting on this matter and may only vote as instructed by the owner of the shares on this proposal. The outcome of this proposal is advisory in nature and is non-binding.

What level of stockholder vote is needed to ratify the appointment of our independent registered public accounting firm?

Each share of our Common Stock is entitled to one vote with respect to the ratification of the appointment of Ernst & Young LLP as our

Company's independent registered public accounting firm. The affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against the proposal. Brokers, as nominees for the owner, may exercise discretion to vote without instruction of the owner of the shares on this proposal. The outcome of this proposal is advisory in nature and is non-binding.

Can I change my vote?

At any time before the Annual Meeting you may change your vote and revoke your proxy:

        If you are a record holder, by:

  •
  voting at a later time by telephone or the Internet before the closing of the voting facilities at 11:59 p.m. Eastern Standard Time on April 18, 2012;

  •
  delivering a properly signed proxy card with a later date that is received no later than April 17, 2012;

  •
  delivering written notice to our Corporate Secretary, provided such notice is received no later than April 15, 2012:

    Earl H. Doppelt
    Walter Energy, Inc.
    3000 Riverchase Galleria
    Birmingham, Alabama 35244; or

  •
  giving notice of revocation to the Inspector of Election at the Annual Meeting.

  If you hold through a broker, bank or other nominee, by:

  •
  submitting voting instructions by contacting your bank, broker or other nominee; or

  •
  otherwise complying with the instructions provided by your bank, broker or other nominee.

Attendance at the Annual Meeting itself will not revoke a proxy.

Who will count the votes?

The votes are counted by Broadridge Financial Solutions, an independent tabulator appointed by the Board to act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

What happens if other matters come up at the Annual Meeting?

The matters described in the Notice of Annual Meeting are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card or voting instruction form will vote your shares according to their best judgment.

What do I need to do if I plan to attend the meeting in person?

If you plan to attend the Annual Meeting, you must provide proof of your ownership of our Common Stock (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver's license or passport) for admission to the meeting. If you wish to vote at the Annual Meeting you will have to provide evidence that you owned shares of our

Common Stock as of the Record Date. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned shares of our Common Stock as of the Record Date.

Failure to provide adequate proof that you were a stockholder on the Record Date may prevent you from being admitted to the Annual Meeting.

Who pays for the proxy solicitation related to the Annual Meeting?

The cost of soliciting proxies will be borne by the Company. In addition to sending you these materials by mail and electronically, the Company may use the services of its officers and other employees of the Company who will receive no special compensation for their services but may be reimbursed for their out-of-pocket expenses to contact you personally, by telephone, electronically, in writing or in person. We have also hired Innisfree M&A Incorporated to assist in the facilitation and distribution of proxies. Innisfree will receive a fee of $10,000, plus reasonable out-of-pocket costs and expenses for its services. We will also reimburse banks, brokers and other fiduciaries for their reasonable costs in forwarding these materials to the beneficial owners of our Common Stock.

PROPOSAL 1—ELECTION OF INCUMBENT DIRECTORS

        Our Board of Directors is currently comprised of ten members, each of whom will serve until the next Annual Meeting and until his successor has been duly elected and qualified.

        Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors is nominating the ten incumbent individuals named in this Proposal for election as directors to serve on our Board. The director nominees for election are named below. Each nominee is currently a member of the Board. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of stockholders and until his successor has been elected and qualified.

        Our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company's business and structure. In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board of Directors to conclude that each director has the appropriate qualifications to serve as a director of the Company, the Board focused on the information discussed in each of the director nominees' individual biographies set forth on pages 7 to 10 of this Proxy Statement. Our Board is composed of active and former Chief Executive Officers, Presidents and Chief Financial Officers of major corporations and individuals with experience in international business, energy and natural resources, manufacturing, operations, finance, marketing and investment banking. As such, the members of our Board have a deep working knowledge of matters common to large companies, including experience with corporate governance, financial statement preparation, compensation determinations, regulatory compliance, public affairs and legal matters. In addition, many of our directors also serve or have previously served on the boards of one or more other publicly traded companies. The Board believes that the Company benefits from the experiences gained by its members from serving on those boards.

        In addition to the information discussed in each of the director nominees' individual biographies, the Board also considered a number of competencies that it believes each director nominee demonstrates, including a reputation for integrity and honesty, prominence in the business, institutions or the professions each serve, an ability to exercise sound and independent business judgment, relevant knowledge about the issues affecting the Company's businesses and industry and a commitment of service to the Company and the Board. In particular, with regard to Howard L. Clark, Jr., the Board considered his significant experience in investment banking and capital markets, and his valuable knowledge of executive management and corporate governance based on his career with major multinational investment banking and financial service corporations. The Board considered the broad perspective brought by Jerry W. Kolb in accounting and financial reporting matters and his extensive experience in audit, finance and compensation matters, and executive management based on his 41-year career with the global accounting and tax firm now known as Deloitte & Touche LLP. With regard to Patrick A. Kriegshauser and A.J. Wagner, the Board considered their extensive experience in financial reporting, operations and executive management, which with regard to Mr. Kriegshauser includes accounting specialization in the mining industry and with regard to Mr. Wagner includes specialization in lending and funding. The Board considered the significant experience brought by Joseph B. Leonard in executive management, operations, marketing, transportation, logistics and public affairs based on his career with major corporations serving large consumer and high tech commercial markets. With regard to Bernard G. Rethore, the Board considered his many years of experience, early in consulting and later with large multinational manufacturing and mining corporations, and his experience with international operations and markets, as providing a valuable understanding of international business, corporate affairs, human resources, executive compensation and performance management. The Board considered David R. Beatty's valuable knowledge in the area of corporate governance based on his experience as a founding director of the

Canadian Coalition for Good Governance, a non-profit organization that represents 45 pension funds, mutual funds and money managers with over $1.5 trillion in assets under management, and as founder of the Director's Education Program at the University of Toronto's Rotman School of Management. With regard to Graham Mascall, the Board considered his extensive commercial, financial, and transactional experience based on his career with major multinational mining and investment banking firms. The Board also considered the significant experience brought by Michael T. Tokarz in mergers and acquisitions, corporate finance, banking and executive management based on his serving as a member of a private merchant bank, a director of an investment company and a former general and administrative partner of Kohlberg Kravis Roberts & Co., a private equity firm specializing in management buyouts. The Board considered the significant knowledge of the mining industry as well as the leadership, executive management and operational experience that Walter J. Scheller is able to provide to the Board.

NOMINEES FOR DIRECTOR

DAVID R. BEATTY, O.B.E.
Director since April 2011
Member—Nominating and Corporate Governance Committee
                  Compensation and Human Resources Committee

Mr. Beatty, 70, has served as the Conway Director for the Clarkson Centre for Business Ethics & Board Effectiveness and the Professor of Strategic Management at the University of Toronto's Rotman School of Management since 1997. He was the former Managing Director of the Canadian Coalition for Good Governance, is Honorary Consul to Canada for the Government of Papua New Guinea, and in 1993 was awarded the Order of the British Empire (O.B.E.). Mr. Beatty was a Nuffield Scholar at the University of Cambridge, Queens' College, UK where he obtained an M.A. in Economics.

        During the last five years, Mr. Beatty has served as a director of Bank of Montreal, an international retail banking, wealth management and investment banking firm (1992-present), Garbell Holdings Limited, an investment holding company (1995-2006), Inmet Mining Corporation, a Canadian-based global mining company that produces copper and zinc (2003-present), FirstService Corporation, a global diversified provider of real estate services (2001-present), Husky Injection Molding Systems, Ltd., a leading global supplier of injection molding equipment and services to the plastics industry (2004-2007) and Western Coal Corp., a producer of high quality metallurgical and compliant thermal coal (2010-2011).

HOWARD L. CLARK, JR.
Director since 1995
Chairman—Executive Committee
Member—Audit Committee
                  Nominating and Corporate Governance Committee
                  Environmental, Health & Safety Committee

Mr. Clark, 68, was Vice Chairman of Barclays Capital, the investment banking division of Barclays Bank PLC, from September 2008 until June 2011. Prior to joining Barclays Capital, Mr. Clark was Vice Chairman of Lehman Brothers Inc., an international investment banking firm, from 1993 until 2008, and Chairman and Chief Executive Officer of Shearson Lehman Brothers Holding, Inc., an investment banking firm, from 1990 to 1993. Mr. Clark was previously at American Express Company, an international financial services and travel company, holding various senior executive positions, including Executive Vice President and Chief Financial Officer. Mr. Clark received an MBA from Columbia University, Graduate School of Business.

        During the last five years, Mr. Clark has served as a director of Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present), United Rentals, Inc., an equipment rental company (2004-present), White Mountains Insurance Group, Ltd., an international financial services and insurance holding company (1993-present), Lehman Brothers Inc., an investment banking firm (1993-2008), and Maytag Corp., a leading manufacturer of residential and commercial appliances (1986-2006).

        Mr. Clark was neither an executive officer nor director of Lehman Brothers Holdings Inc., the parent corporation of Lehman Brothers Inc., which filed for bankruptcy protection on September 15, 2008. On September 19, 2008, the Securities Investor Protection Corporation filed a proceeding in the U.S. District Court for the Southern District of New York placing Lehman Brothers Inc. in liquidation under the Securities Investor Protection Act ("SIPA"). On September 22, 2008, Lehman Brothers Inc. sold most of its assets to Barclays Capital, Inc. This sale had been approved by the U.S. Bankruptcy Court for the Southern District of New York in connection with the SIPA proceeding and the bankruptcy proceedings of Lehman Brothers Holdings Inc.

JERRY W. KOLB
Director since 2003
Chairman—Environmental, Health and Safety Committee
Member—Audit Committee

Mr. Kolb, 76, was a general partner and the Vice Chairman of Deloitte & Touche LLP ("Deloitte") from 1986 until his retirement in 1998. Deloitte & Touche LLP (and its predecessor Deloitte Haskins & Sells) is a registered public accounting firm providing audit, consulting, financial advisory, risk management and tax services. In addition to his position as Vice Chairman, Mr. Kolb served as Chief Financial Officer of Deloitte from 1985 through 1992 and Chief Administrative Officer from 1985 through 1991. Mr. Kolb joined Deloitte in 1957. Mr. Kolb is a certified public accountant and received an MBA in Finance from DePaul University.

        During the last five years, Mr. Kolb has served as a director of Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present).

PATRICK A. KRIEGSHAUSER
Director since 2006

Chairman—Audit Committee
Member—Environmental, Health & Safety Committee
                  Compensation and Human Resources Committee

Mr. Kriegshauser, 50, has been Executive Vice President, Chief Financial Officer and a principal owner of Sachs Electric Company, a specialty electrical and design firm, since February 2000. During 1985 to 2000, Mr. Kriegshauser served in various executive capacities for Arch Coal, Inc., a coal producer and marketer, last serving as Senior Vice President and Chief Financial Officer from 1996 through 2000. Mr. Kriegshauser is a certified public accountant and received an MBA from Southern Illinois University.

        During the last five years, Mr. Kriegshauser has not served as a member of any other public company board.

JOSEPH B. LEONARD
Director since 2009, previously, from June 2005 to April 2007

Member—Environmental, Health and Safety Committee
                  Executive Committee

Mr. Leonard, 68, served as interim Chief Executive Officer of the Company from March 12, 2010 through April 1, 2011 and again from August 1, 2011 through September 11, 2011. Mr. Leonard previously served as Chairman of AirTran Holdings, Inc., an airline holding company, from 2007 until his retirement in June 2008. From 1999 through 2007, he served as Chairman and Chief Executive Officer of AirTran Holdings, Inc., with the additional title of President from 1999 through 2001. From 1993 to 1998, Mr. Leonard served in various executive positions with Allied Signal Aerospace, a diversified global technology and manufacturing leader of aerospace products, last serving as President and Chief Executive Officer of its Marketing, Sales and Service Divisions. Mr. Leonard received a B.S. in Aerospace Engineering from Auburn University.

        During the last five years, Mr. Leonard has served as a director of Air Canada, a full service airline company (2008-present), and Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present).

GRAHAM MASCALL
Director since April 2011
Member—Environmental, Health and Safety Committee

Mr. Mascall, 65, has served as Chief Executive Officer of Ncondezi Coal Company Ltd, an exploration and development company with coal assets in Mozambique, since December 2009. From 2006 to 2009, Mr. Mascall served as Chief Executive Officer of Lubel Coal (UK) Ltd, a privately held coal development company active in the Ukraine. Prior thereto, Mr. Mascall held senior executive positions with Billiton plc and Outokumpu Metals and Resources International Limited and with investment banks such as Deutsche Morgan Grenfell and Barclays Bank. Mr. Mascall received a Mining Engineer degree from the Camborne School of Mines in Cornwall, UK and a Master of Engineering, Mineral Economics from McGill University, Montreal, Canada.

        During the last five years, Mr. Mascall has served as a director of Anglo Asian Mining PLC, a producer of gold in Central Asia (2006-2007), Caledon Resources plc, a coking coal producer in the Bowen Basin of Queensland, Australia (2003-2010), Gemfields Resources plc, a colored gemstone producer (2009-present), Katanga Mining Limited (2007-2008), London Mining plc, an iron ore development company (2010-present), Lundin Mining Corporation, a diversified base metals mining company (2006-2007), Ncondezi Coal Company Ltd, an exploration and development company with coal assets in Mozambique (2009-present), Uramin Inc., an international uranium mining and development company (2006-2008), and Western Coal Corp., a producer of high quality metallurgical and compliant thermal coal (2010-2011).

BERNARD G. RETHORE
Director since 2002

Chairman—Nominating and Corporate Governance Committee
Member—Executive Committee

Mr. Rethore, 70, has been Chairman of the Board, Emeritus of Flowserve Corporation, a manufacturer of pumps, valves, seals and components, since April 2000. From January 2000 to April 2000 he served as Flowserve Corporation's Chairman. He had previously served as Chairman and Chief Executive Officer of Flowserve Corporation from July 1997 through January 2000 and held the additional title of President from October 1998 to July 1999. Mr. Rethore served as Chairman of BP/IP, Inc., a supplier of fluid transfer and control systems to the power and petroleum industries, in 1997, also serving as President, Chief Executive Officer and a director from 1995 through 1997 until its merger with Flowserve. From 1989 to 1995, Mr. Rethore was with Phelps Dodge Corporation, a copper producer and metals and chemical manufacturer, holding various senior executive positions, including Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries. Mr. Rethore received an MBA in Accounting from the Wharton School, University of Pennsylvania. In 2008, Mr. Rethore was honored by the Outstanding Directors Exchange (ODX) as an Outstanding Director of the Year.

        During the last five years, Mr. Rethore has served as a director of Belden, Inc., a manufacturer of signal transmission products (1997-present), Dover Corp., a manufacturer of a wide range of proprietary products (2001-present), Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present) and Maytag Corp., a leading manufacturer of residential and commercial appliances (1994-2006).

WALTER J. SCHELLER, III
Director since September 2011

 Chief Executive Officer

Mr. Scheller, 51, was appointed the Company's Chief Executive Officer in September 2011 after having served approximately eighteen months as President and Chief Operating Officer of the Company's primary subsidiary, Jim Walter Resources, Inc. He joined Walter Energy from Peabody Energy Corporation, where he served as Senior Vice President-Strategic Operations from June 2006 to June 2010. Prior to his career at Peabody, from August 2005 to June 2006, Mr. Scheller worked for CNX Gas Corporation as Vice President-Northern Appalachia Gas Operations and, prior to that, at Consol Energy where he held a number of executive and operational roles, the last of which was Vice President-Operations. Mr. Scheller holds an MBA degree from University of Pittsburgh-Joseph M. Katz Graduate School of Business, a law degree from Duquesne University and a bachelor's degree in mining engineering from West Virginia University.

        During the last five years, Mr. Scheller has not served as a member of any other public company board.

MICHAEL T. TOKARZ
Director since 1987

 Chairman and Presiding Director

Member—Compensation and Human Resources Committee
                  Executive Committee
                  Nominating and Corporate Governance Committee

Mr. Tokarz, 62, has served as the Company's non-executive Chairman since December 2006. Since 2002, Mr. Tokarz has been a member of the Tokarz Group, LLC, a private merchant bank. Prior to this, from 1996, Mr. Tokarz was a senior General Partner and Administrative Partner at Kohlberg Kravis Roberts & Co., a private equity firm specializing in management buyouts. Mr. Tokarz received an MBA in Finance from the University of Illinois. In 2007, Mr. Tokarz was honored by the Outstanding Directors Exchange (ODX) as an Outstanding Director of the Year.

        During the last five years, Mr. Tokarz has served as a director of CNO Financial Group, Inc., an insurance provider (2003-present), Dakota Growers Pasta Company, Inc., a manufacturer and marketer of dry pasta products (2004-2010), IDEX Corporation, a manufacturer of engineered specialty industrial products (1987-present), MVC Capital, Inc., a registered investment company (2004-present), Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present), and Walter Investment Management Corp., a mortgage servicer and mortgage portfolio owner (2009-present).

A.J. WAGNER
Director since 2007

Chairman—Compensation and Human Resources Committee
Member—Audit Committee

Mr. Wagner, 61, has served as President and CEO of AJ Wagner & Associates, LLC, a business consulting organization specializing in automotive, financial, lending and insurance advisory services since 2007. From 1973 until his retirement in 2006, Mr. Wagner served in various executive capacities for Ford Motor Company, a global automotive company, culminating in his appointment as President of Ford Motor Credit North America and Vice President of Ford Motor Company. Mr. Wagner received an MBA from the University of Detroit.

        During the last five years, Mr. Wagner served as a director of Lithia Motors, Inc., an automotive company (2008-2009).

Appointment of Directors

        All of the Company's ten nominees for director are standing for re-election. The court-approved Arrangement Agreement entered into between Western Coal Corp. ("Western Coal") and the Company on December 2, 2010 (the "Arrangement Agreement") required the Company to appoint to its Board individuals nominated by Western Coal's Board of Directors, effective upon the Company's consummation of the acquisition of Western Coal. Messrs. Beatty and Mascall joined the Board on April 1, 2011. Each had previously served as a director for Western Coal and were elected to the Board by the Company's stockholders at the Company's 2011 Annual Meeting.

Required Vote for Election and Recommendation of the Board of Directors

        In an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors (a "majority vote"). In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors. Under our By-laws, a "contested election" is an election in which, as of the tenth day preceding the date we first transmit our notice of meeting to our stockholders, the number of nominees for director is greater than the number to be elected. For purposes of this proposal, a majority of votes cast shall mean that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Abstentions and broker non-votes are not counted as votes "for" or "against" a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the owner, may not exercise discretion in voting on this matter and may only vote as instructed by the owner of the shares on this proposal.

Our Board of Directors recommends that stockholders vote "FOR"
the nominees for director.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")), and the related rules of the Securities and Exchange Commission (the "SEC"), we are including in these proxy materials a resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation of our named executive officers as disclosed on pages 30 to 66 of this Proxy Statement.

        The guiding principle of our executive compensation policies and practices continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2011 compensation of our named executive officers.

        The text of the resolution in respect of this proposal is as follows:

        "Resolved that the compensation paid to the Company's named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby approved."

Required Vote for Approval and Recommendation of the Board of Directors

        Because this vote is advisory and not binding on the Board of Directors, the Board and the Compensation and Human Resources Committee (the "Compensation Committee") will review and consider the voting results, as well as other communication from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation programs. The affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the owner, may not exercise discretion in voting on this matter and may only vote as instructed by the owner of the shares on this proposal.

Our Board of Directors recommends that
stockholders vote "FOR" this resolution.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP as the independent registered public accountants for the Company to audit its consolidated financial statements and effectiveness of internal control over financial reporting for the year ending December 31, 2012. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board, at the request of the Audit Committee, has decided to ascertain the position of the stockholders on the appointment. If the appointment is not ratified by an affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at this Annual Meeting, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year.

        One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Required Vote for Approval and Recommendation of the Board of Directors

        The appointment of Ernst & Young LLP as the Company's independent registered public accountants for the year ending December 31, 2012 will be ratified if approved by the affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter. Abstentions from voting will have the same effect as a vote against this proposal. Brokers, as nominees for the owner, may exercise discretion to vote without instruction of the owner of the shares on this proposal. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the year ending December 31, 2012.

Our Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of the independent registered public accounting firm.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

        The Board of Directors has general oversight responsibility for the Company's affairs and is guided in its duties and responsibilities pursuant to Delaware law, the Company's Amended and Restated Certificate of Incorporation (the "Charter"), By-laws, Corporate Governance Guidelines and other Company policies, as well as applicable rules and regulations of the SEC, NYSE and other regulatory authorities. The members of the Board are elected by the Board and by stockholders to oversee the management and strategic objectives of the Company's businesses to ensure that the long-term interests of the stockholders are being served.

Composition of the Board

        Under our By-laws, the number of directors on our Board is fixed at not less than five nor more than 13, and may be increased or decreased from time to time by resolution of our Board. Currently the Board is comprised of ten members. Our Board is elected annually, and each of our directors stands for election every year.

        Directors are chosen for their ability to contribute to the broad range of issues that come before the Board and its committees. Our Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to effectively satisfy its responsibilities to the stockholders. Directors to be nominated for election at the annual stockholders' meeting each year are approved by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers candidates for Board membership from recommendations by third-party executive search firms, candidates recommended by stockholders and management, as well as recommendations from its committee members and other members of the Board. The Nominating and Corporate Governance Committee considers various competencies when considering nominees for Board service, each taken into account at the point in time and to the extent to which a candidate would complement or satisfy a present need on the Board or its committees.

        Once the Nominating and Corporate Governance Committee has identified a prospective nominee, including prospective nominees recommended by stockholders, it makes an initial determination as to whether to conduct a full evaluation. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the specific criteria that it has established for the position. In making this determination, the Nominating and Corporate Governance Committee takes into account the information provided to it with the recommendation of the candidate, as well as the Nominating and Corporate Governance Committee's own knowledge and information obtained through inquiries to third parties, including third-party executive search firms.

        The Nominating and Corporate Governance Committee has no specific policy regarding diversity with respect to prospective nominees, but rather considers the experience, qualifications, attributes and skills a prospective nominee offers, taking into account the extent to which the nominee would complement or satisfy a present need on the Board or the Board's committees. The Nominating and Corporate Governance Committee considers various factors in its review, including an assessment of the prospective nominee's independence, skills, professional accomplishments, experience and industry background, personal and professional integrity, diversity of opinion, relevant knowledge about the issues affecting the Company's businesses and industry and the prospective nominee's ability to dedicate sufficient time to the performance of his or her duties on the Board. If the Nominating and Corporate Governance Committee decides to proceed with further consideration, members of the Nominating and Corporate Governance Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to whether the Board or the stockholders, as applicable, should nominate or appoint the new director.

Process for Stockholders to Recommend Director Nominees

        A stockholder who wishes to have the Nominating and Corporate Governance Committee consider a prospective nominee should notify the Company's Secretary in writing by delivering a notice that contains the information specified in Section 2 of the Company's By-laws relating to stockholder nominations, along with any supporting material the stockholder deems appropriate. For a description of the procedures to be followed, see "Other Matters—2013 Stockholder Proposals or Nominations" on page 72 and the Company's By-laws. The Company's Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter set forth factors that the Nominating and Corporate Governance Committee may consider in evaluating director nominees regardless of the source of the recommendation. It is the Nominating and Corporate Governance Committee's general policy to welcome and consider any recommendations. The Company's By-laws, Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter can be found on the corporate governance section of the "Investors" page of the Company's website at www.walterenergy.com.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines, which can be found on the corporate governance section of the "Investors" page of the Company's website at www.walterenergy.com, set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board function and responsibility, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, director orientation and continuing education, and annual performance evaluations. The Nominating and Corporate Governance Committee regularly reviews and provides recommendations to the Board on the Corporate Governance Guidelines, and the full Board approves changes as it deems appropriate.

Board Leadership Structure

        The Board does not have a policy as to whether the role of Chairman and Chief Executive Officer should be separate or whether the Chairman should be a management or a non-management director. The Nominating and Corporate Governance Committee may, from time to time, make recommendations to the Board regarding the leadership structure of the Board, including the position of Chairman. The Corporate Governance Guidelines provide that the Board may establish the position of "lead" director or "presiding" director, who shall be an independent director and be elected by a majority of the independent directors.

        Since 2006, the roles of the Chairman and the Company's Chief Executive Officer have been held separately. The Board believes that this current leadership structure promotes strategy development and execution, and facilitates information flow between management and the Board. Mr. Tokarz serves as non-executive Chairman, and Mr. Scheller serves as Chief Executive Officer. In addition, the independent directors of the Board have selected Mr. Tokarz to serve as the Presiding Director. In his roles, Mr. Tokarz acts as the key liaison with the Chief Executive Officer, assists in setting the agenda for, and presides over, all meetings of the Board and the executive sessions of the independent directors, communicates the Board of Directors' feedback to the Chief Executive Officer and presides over all meetings of stockholders.

Director Independence

        Our Corporate Governance Guidelines provide that a substantial majority of the Board's directors shall be determined independent under relevant criteria established by the NYSE and the SEC. These

Corporate Governance Guidelines also provide that the Board, with the assistance of the Nominating and Corporate Governance Committee, shall perform an annual review of the independence of each director and director nominee and make an affirmative determination as to each such director's independence. The Board has determined that all of the Company's current directors and director nominees, other than Mr. Scheller, have no material relationship with the Company and are independent under applicable NYSE criteria. Mr. Scheller serves as the Company's Chief Executive Officer and has not served and does not serve on the Company's Audit Committee, Nominating and Corporate Governance Committee or Compensation Committee.

        Each year, our directors complete a questionnaire that, among other things, elicits information to assist the Board, with the assistance of the Nominating and Corporate Governance Committee, in assessing whether the directors meet the applicable independence standards. Using these responses and other information, the Nominating and Governance Committee evaluates, with regard to each director, whether the director currently has or had any (1) employment or professional relationship that, in and of itself, would, pursuant to the Company's independence standards, require a conclusion that the director is not independent and/or (2) employment or professional relationship with any organization with which the Company has or had a relationship, where the organization made or received payments from the Company. If a director has or had a relationship with an organization which made or received payments from the Company, information regarding the amount of such payments is provided to the Nominating and Governance Committee. The Nominating and Governance Committee then determines whether the amount of any such payments requires, pursuant to the applicable independence standards or otherwise, a conclusion that the director is not independent. Furthermore, the Nominating and Governance Committee discusses any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the independence requirements, might impede a director's independence and makes a recommendation to the Board regarding the director's independence.

        The Board has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of the NYSE and the SEC, and each qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. The Audit Committee charter provides that no member of the Audit Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee. No Audit Committee member currently serves on the audit committees of more than three public companies, including the Company.

        The Board has also determined that each member of the Compensation Committee is a "non-employee director" under the requirements of Rule 16b-3 under the Exchange Act and an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

        In making the above determinations, the Board considered transactions occurring in the last three years and the relationship between the Company and each of the directors and director nominees, including all commercial, industrial, banking, charitable, related person and any other relationships that the directors may have with the Company. The Board specifically considered the banking and business relationship between the Company and Barclays Bank plc ("Barclays") and Mr. Clark's prior position as Vice Chairman of Barclays Capital, the investment banking division of Barclays. The Board, in reaching its determination regarding Mr. Clark's independence, considered the participation of Barclays in the $2.7 billion credit facility that the Company entered into in connection with the consummation of the transactions under the Arrangement Agreement with Western Coal, and that Mr. Clark received no personal monetary benefit from the $962,500 in initial fees paid to Barclays as a 2.6% participating lender in the credit facility. The Board concluded that the foregoing did not constitute a "material relationship" with the Company within the meaning of the director independence standards adopted by the NYSE and the SEC.

        The Board monitors and reviews at least once annually the commercial, industrial, banking, charitable and other relationships that directors may have with the Company to determine whether the directors are independent in accordance with applicable rules under the NYSE, SEC and Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2011, members who served on our Compensation Committee included Messrs. Beatty, Kolb, Kriegshauser, Rethore, Tokarz and Wagner.

        No member of our Compensation Committee during 2011 was an employee or officer or former employee or officer of the Company or, except as described below, had any relationships requiring disclosure under Item 404 of Regulation S-K.

        Pursuant to the terms of the Arrangement Agreement described under Certain Relationships and Related Person Transactions below, Mr. Beatty, a member of our Board, held Western Coal common shares, options to acquire Western Coal common shares ("Western Coal Options") and Western Coal deferred share units. Pursuant to the terms of the Arrangement Agreement, Mr. Beatty (1) received approximately CAD$892,721 (or approximately U.S.$918,626 based on the March 31, 2011 exchange rate of CAD$0.9718 to U.S.$1.00) and 823 shares of our Common Stock in exchange for his Western Coal common shares, (2) converted his Western Coal Options into fully vested and immediately exercisable options to acquire 4,457 shares of our Common Stock at an exercise price of U.S.$65.93 and (3) received approximately CAD$224,802 (or approximately U.S.$231,326 based on the March 31, 2011 exchange rate of CAD$0.9718 to U.S.$1.00) in exchange for cancellation of his Western Coal deferred share units.

        None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or its Compensation Committee during 2011.

Certain Relationships and Related Person Transactions

        Our Business Ethics and Code of Conduct ("Code of Conduct") requires that all of our employees and directors avoid conflicts of interest, defined as situations where the person's interests conflict, or may conflict, with the interests of the Company, and to disclose any actual or potential conflicts of interests (including indirect interests through family members) to the Company.

        In addition, at least annually, each director, director nominee and executive officer completes a detailed questionnaire which, among other things, addresses relationships that may give rise to a conflict of interest and all transactions in which the Company is involved where the amount involved equals or exceeds $120,000, and in which the executive officer, director, director nominee or immediate family member of such executive officer, director or director nominee (each, a "related person"), has a direct or indirect material interest.

        If a transaction arises during the year that may require disclosure as a related person transaction, information about the transaction is provided to the Board. In connection with the Board's review, approval or ratification of the transaction, the disinterested members of the Board will review and approve the terms thereof. Information considered in evaluating transactions include the nature of the related person's interest in the transaction, the material terms of the transaction, the importance of the transaction to both the Company and to the related person, whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company, and any other matters that management or the disinterested directors deem appropriate. The Company's policy regarding the review of related party transactions is presently not in writing.

        Except for those transactions described below and under "Compensation Committee Interlocks and Insider Participation" above, the Company was not a participant in any transaction in 2011, and does not currently propose entering into any transaction, in an amount that equaled or exceeded $120,000, with any related person or holder of 5% or more of the Company's Common Stock or any immediate family member of such stockholder that had a direct or indirect material interest.

        Under the Arrangement Agreement, pursuant to which the Company acquired Western Coal on April 1, 2011, the terms of which were negotiated at arm's length and court approved, (1) holders of Western Coal common shares were able elect to receive CAD$11.50 in cash or 0.114 of a share of our Common Stock subject to pro-ration, (2) options to acquire Western Coal Options became fully vested and immediately exercisable prior to the effective time of the arrangement, (3) unexercised Western Coal Options were converted into options to acquire our Common Stock and (4) Western Coal deferred share units were cancelled in exchange for a cash payment by Western Coal equal to CAD$11.50. Information about Mr. Beatty, who participated in the foregoing is included under Compensation Committee Interlocks and Insider Participation on page 17.

        Mr. Keith Calder, our former Chief Executive Officer, held Western Coal common shares and Western Coal Options. Mr. Calder elected to exercise all of his Western Coal Options and received stock and cash consideration pursuant to the Arrangement Agreement for the Western Coal common shares issued upon exercise of his Western Coal Options. Pursuant to the terms of the Arrangement Agreement, Mr. Calder received approximately CAD$14,991,489 (or approximately U.S.$15,426,517 based on the March 31, 2011 exchange rate of CAD$0.9718 to U.S.$1.00) and 114,591 shares of our Common Stock in exchange for all of his Western Coal common shares.

        Mr. Graham Foyle-Twining, our former Senior Vice-President—Global Head of Human Resources and Organizational Development, held Western Coal common shares and Western Coal Options. Mr. Foyle-Twining elected to exercise all of his Western Coal Options and received stock and cash consideration pursuant to the Arrangement Agreement for the Western Coal common shares issued upon exercise of his Western Coal Options. Pursuant to the terms of the Arrangement Agreement, Mr. Foyle-Twining received approximately CAD$1,059,250 (or approximately U.S.$1,089,988 based on the March 31, 2011 exchange rate of CAD$0.9718 to U.S.$1.00) and 10,496 shares of our Common Stock in exchange for all of his Western Coal common shares.

        Mr. Neil Winkelmann, our former President—Canadian and European Operations, held Western Coal Options. Mr. Winkelmann elected to exercise all of his Western Coal Options and received stock and cash consideration pursuant to the Arrangement Agreement for the Western Coal common shares issued upon exercise of his Western Coal Options. Pursuant to the terms of the Arrangement Agreement, Mr. Winkelmann received approximately CAD$439,483 (or approximately U.S.$452,236 based on the March 31, 2011 exchange rate of CAD$0.9718 to U.S.$1.00) and 5,725 shares of our Common Stock in exchange for all of his Western Coal common shares.

Board Meetings

        During the year ended December 31, 2011, there were 21 meetings of the Board. In 2011, each director other than Mr. Beatty attended at least 86% of all Board and committee meetings on which he served (during the period he was a member). In 2011, Mr. Beatty attended 72% of the 36 Board and committee meetings held during the period he served thereon.

Annual Meeting Attendance

        The Company has a long-standing policy of director attendance at the Annual Meeting. Last year, all of the directors standing for election attended the Annual Meeting.

The Board's Role in Risk Management

        Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for oversight of the Company's risk management. In its risk oversight role, and as set out in the Company's Corporate

Governance Guidelines, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Each quarter, the Board of Directors receives presentations from senior management on matters involving the Company's operations and considers the risks related to strategies and business plans.

        In addition, our Board committees consider the risks within their respective areas of responsibility. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses with management policies with respect to risk assessment and risk management. Additionally, a financial risk assessment is presented to the Audit Committee annually which is used to develop the internal audit plan for the coming year. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company's compensation policies and programs and reviews and discusses with management the Company's compensation policies and practices and management's assessment of whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board and Board committee organization, membership and structure, succession planning and corporate governance matters. The Environmental Health & Safety Committee assists the Board in fulfilling its oversight responsibilities with respect to risks associated with environmental, health and safety issues.

Business Ethics and Code of Conduct

        The Board has adopted a Code of Conduct, which is applicable to all of the Company's officers (including the Company's principal executive officer, principal financial officer and principal accounting officer), directors and employees. The Company also has made available an Ethics Hotline, operated by an independent third party provider, where employees may anonymously report violations or suspected violations of the Code of Conduct. The Board, the Nominating and Corporate Governance Committee and the Audit Committee, as applicable, regularly review the Code of Conduct and approve changes as deemed appropriate. If the Board grants any waivers from our Code of Conduct to any of our directors or officers, or if we amend our Code of Conduct, we will, if required, disclose these matters through the "Investors" page of our website on a timely basis. The Code of Conduct can be viewed on the "Investors" page of our web site at www.walterenergy.com.

Stock Ownership by Directors

        Our Board of Directors is committed to stock ownership as a means to align the Company's performance with the long-term interests of the stockholder. Each non-employee director is expected to own shares of our Common Stock with a value of four times the annual cash retainer paid to non-employee directors. Each share of Common Stock owned by such director is deemed to have a value equal to the greater of (1) the trading price of our Common Stock as of the date the applicable share was acquired by the director or (2) the trading price of the share of Common Stock as of the measurement date. Shares of unvested restricted stock units are counted towards meeting these requirements. Stock ownership requirements are expected to be met within five years following first election to the Board, or February 27, 2014, whichever is later. With the exception of Mr. Mascall, each of our current non-employee directors met the stock ownership requirements as of December 31, 2011. Mr. Mascall was elected to the Board in April 2011 and has until April 2016 to meet the stock ownership requirements. Stock ownership levels for our employee directors and senior management can be found in the Executive Compensation section of this Proxy Statement.

Communication with the Board

        The Company has several means for stockholders and others to communicate with the Board and other members of the Company, which are described in the Company's Code of Conduct and Corporate Governance Guidelines, each of which can be viewed on the "Investors" page of our web site at www.walterenergy.com.

        Stockholders may also communicate with the Company through its Investor Relations Department by writing to 3000 Riverchase Galleria, Birmingham, Alabama, 35244, by calling Investor Relations at (205) 745-2000 or by sending an e-mail to investorrelations@walterenergy.com.

Board Committees and Charters

        The Board currently has five standing committees and, upon the recommendation of the Nominating and Corporate Governance Committee, appoints the members of those committees. The standing committees include (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating and Corporate Governance Committee, (4) the Environmental, Health & Safety Committee and (5) the Executive Committee. From time to time, the Board may also create ad hoc or special committees for certain purposes in addition to the five standing committees.

        Each of the standing committees of the Board is governed by a written charter, and each committee conducts an annual evaluation of its performance and its charter. The charter for each committee can be viewed on the "Investors" page of our web site at www.walterenergy.com. Each committee may engage outside experts, advisers and counsel to assist the committee in its work.

        The Audit Committee Charter states that the Audit Committee shall consist of at least three members, all of whom are determined by the Board to meet the independence, financial literacy and expertise requirements of the SEC and NYSE. These requirements dictate that all Audit Committee members must be financially literate and at least one member of the Audit Committee shall be an "audit committee financial expert" in compliance with the criteria established by the SEC and NYSE.

        The Compensation Committee Charter states that the Compensation Committee shall consist of at least three members, all of whom are determined by the Board to meet the independence requirements mandated by the NYSE listing standards and must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

        The Nominating and Corporate Governance Committee Charter states that the Nominating and Corporate Governance Committee shall consist of at least three members, all of whom are determined by the Board to meet the independence requirements mandated by the NYSE listing standards.

        Below is a summary of the membership and general functions of each respective committee.

Committee and Current Membership	Committee Functions
Audit Committee Patrick A. Kriegshauser, Chairman Howard L. Clark, Jr. Jerry W. Kolb A.J. Wagner

Each member of the Audit Committee satisfies the independence and financial literacy requirements of the SEC and NYSE, and each member also qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the SEC.

The primary duties of the Audit Committee are to:

Meetings in 2011: 16 meetings

•

assist the Board in fulfilling its responsibility to the Company relating to the Company's financial reporting process and systems of internal controls and determine whether the Company's financial systems and reporting practices are in accordance with applicable requirements;

•

approve services and fees of the Company's independent auditors and monitor the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee;

•

review and discuss with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Exchange Act reports, as well as the Company's earnings press releases and information related thereto;

•

discuss with management and our independent auditors our risk-assessment and risk-management guidelines and policies as well as our major financial risk exposures and the steps taken to monitor and control such exposures;

•

establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and oversee the performance of our internal audit function; and

•

prepare a report to be included in the annual proxy statement and provide other regular reports to the Board and maintain minutes or records of its meetings and activities.

The Audit Committee has adopted procedures in its charter for pre-approving audit and permitted non-audit services provided by the Company's independent auditors and may delegate this authority to one or more of its members, provided that such member reports to the Audit Committee at its next meeting with regard to any pre-approval. In approving audit services, the Audit Committee considers whether such services are consistent with the SEC's rules on auditor independence and also considers whether the independent auditors are able to provide the most effective services, for reasons such as familiarity with the Company's current and past business, accounting systems and internal operations, and whether the services enhance the Company's ability to manage or control risks and improve audit quality.

Committee and Current Membership	Committee Functions
Compensation and Human Resources Committee A.J. Wagner, Chairman David R. Beatty Patrick A. Kriegshauser Michael T. Tokarz

Each member of the Compensation Committee satisfies the independence requirements of the NYSE, qualifies as an "outside director" under the regulations to Section 162(m) of the Internal Revenue Code and is a "non-employee director" as defined under Rule 16b-3 under the Exchange Act.

The primary duties of the Compensation Committee are to:
Meetings in 2011: 13 meetings

•

establish, review and monitor the Company's overall compensation policies, plans and practices, review and approve annual compensation for the Company's executive officers and recommend director compensation to the Board;

•

establish and maintain the Company's equity compensation policies and practices; review and make recommendations to the Board with respect to the Company's incentive compensation, equity-based plans and pension plans; oversee the administration of the Company's equity-based compensation plans; review and approve all equity compensation plans that are not otherwise subject to stockholder approval;

•

approve the terms of employment, retention and severance arrangements for executive officers, including change in control agreements;

•

review the Company's compensation policies and practices for all employees and discuss with management whether such compensation policies and practices incentivize unnecessary and excessive risk taking;

•

review and discuss the Compensation Discussion and Analysis with management and make a recommendation to the Board with respect to inclusion of the Compensation Discussion and Analysis in the annual proxy statement; and

•

provide regular reports to the Board and maintain minutes or records of its meetings and activities.

The Compensation Committee has expertise in, among other things, evaluating overall compensation policies, plans and practices, as well as setting compensation for executive officers; overseeing and administering equity compensation plans; and establishing employment, retention and severance arrangements for executive officers.

The Compensation Committee uses the services of an independent compensation consultant to assist in its oversight of executive compensation programs and in setting executive officers' compensation. The use of an independent consultant is intended to provide additional assurance that the Company's executive compensation programs are reasonable and consistent with the Company's objectives. The consultant reports directly to the Compensation Committee and does not perform services for management without express approval of the Compensation Committee. The consultant regularly participates in Compensation Committee meetings, including executive sessions, and advises the Compensation Committee with respect to compensation trends and provides competitive market information to assist the Compensation Committee in its planning and designing of individual compensation awards.

Committee and Current Membership	Committee Functions

In fulfilling its responsibilities, the Compensation Committee can delegate any or all of its responsibilities to a subcommittee of the committee. For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see "Compensation of Directors" beginning on page 25, "Compensation Discussion and Analysis—Role of Management in Compensation Decisions," beginning on page 31, "Compensation Discussion and Analysis—Role of Compensation Consultant in Compensation Decisions" on page 32.

Nominating and Corporate Governance Committee Bernard G. Rethore, Chairman David R. Beatty Howard L. Clark, Jr. Michael T. Tokarz

Each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE

The primary duties of the Nominating and Corporate Governance Committee are to:

•

oversee Board selection, composition and evaluation, including the making of recommendations regarding the size and composition of the Board, the identification of qualified candidates and recommendation to the Board of candidates for Board membership and the annual evaluation of overall Board effectiveness;

Meetings in 2011: 4 meetings

•

manage the committee selection and composition process, including the making of recommendations to the Board for members and the chairs of these committees and the establishment, monitoring and making of recommendations for the purpose, structure and operations of these committees and, as may be appropriate, the creation or elimination of additional committees;

•

monitor and oversee corporate governance matters, including reviews and recommendations regarding our constituent documents and Corporate Governance Guidelines and monitoring of new developments in the area of corporate governance; and

•

provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Environmental, Health & Safety Committee Jerry W. Kolb, Chairman Howard L. Clark, Jr. Patrick A. Kriegshauser Joseph B. Leonard Graham Mascall Meetings in 2011: 3 meetings	The primary duties of the Environmental, Health & Safety Committee are to:

•

review, monitor and discuss with management the status of environmental, health and safety issues, including compliance with applicable laws and regulations;

•

review periodically, and update as appropriate, the various policies and procedures of the Company regarding compliance with various environmental, health and safety laws, regulations and rules and assess the effectiveness of the Company's health, safety and environmental policies, programs and initiatives;

Committee and Current Membership	Committee Functions

•

review assessments of and discuss with management the Company's material environmental, health and safety risks and the Company's implementation of appropriate strategies to manage such risks, including internal and independent environmental, health and safety audits; and

•

provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Executive Committee Howard L. Clark, Jr., Chairman Joseph B. Leonard Bernard G. Rethore Walter J. Scheller, III Michael T. Tokarz Meetings in 2011: None

The primary duty of the Executive Committee is to exercise those powers of the Board as delegated by the Board with respect to the management of the business and affairs of the Company when it is not practical for the full Board to meet to review or act upon a matter. The Executive Committee may not exercise powers or authority delegated to any other committee of the Board or any power limited by the Company's organizational documents, law, rule or regulation then in effect. The Executive Committee is required to provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Corporate Governance Resources

        The Company maintains a corporate governance link on the "Investors" page of its website at www.walterenergy.com that includes information about corporate governance. The following documents are currently included on the website:

  •
  Charter,

  •
  By-laws,

  •
  Corporate Governance Guidelines,

  •
  Business Ethics and Code of Conduct,

  •
  Insider Trading Policy,

  •
  Anti-Bribery and Anti-Corruption Law Compliance Policy, and

  •
  Charters of each of the standing committees of the Board.

        Stockholders may also request free print copies of these documents as well as the Company's Proxy Statement and Annual Report by writing to the Corporate Secretary, Earl H. Doppelt, Walter Energy, Inc., 3000 Riverchase Galleria, Birmingham, Alabama, 35244.

COMPENSATION OF DIRECTORS

        The Compensation Committee evaluates and recommends to the Board the compensation to be paid to our non-employee directors. The Compensation Committee has determined that a combination of cash and equity-based incentive compensation should be used to attract and retain qualified candidates to serve on our Board of Directors.

        In setting director compensation, the Compensation Committee receives input from its independent compensation consultant to assess the competitiveness of our non-employee director compensation. The Compensation Committee uses the compensation consultant's access to external market data to determine the pay practices of similarly situated companies in respect of their directors. The Compensation Committee uses the data prepared and presented by the outside compensation consultant as a reference point or guideline in determining director fees and equity awards and then makes a recommendation to the Board.

        Director compensation is reviewed periodically to determine the appropriateness of the components, amounts and form of compensation. The Board of Directors, upon recommendation of the Compensation Committee, set compensation paid to our non-employee directors for 2011 as set forth below. The next review of director compensation is scheduled for July 2012.

  •
  $55,000 annual base retainer (our Chairman receives twice this amount);

  •
  $1,500 Board meeting fee for each meeting attended;

  •
  $1,500 committee meeting fee for each committee meeting attended;

  •
  $15,000 annual retainer for the chairman of our Audit Committee;

  •
  $10,000 annual retainer for the chairman of our Compensation Committee;

  •
  $5,000 annual retainer for the chairman of our Nominating and Corporate Governance Committee, Executive Committee and Environmental, Health & Safety Committee; and

  •
  a grant of equity-based compensation having an economic value of $85,000, split equally in the form of non-qualified stock options and restricted stock units (our Chairman receives twice this amount).

        Equity compensation is typically awarded to our non-employee directors upon initial appointment to the Board and annually upon re-election to the Board of Directors. In 2011, Messrs. Beatty and Mascall, who joined our Board from Western Coal, were granted equity awards both upon their initial appointment and following the directors' elections to the Board.

        In addition to its standing committees, beginning in 2011, the Board established a special committee to provide oversight in connection with the integration of the businesses of Western Coal with those of the Company. This committee's chairman received an annual retainer of $5,000 for serving in that position, and each member of the committee received $1,500 in committee meeting fees for each committee meeting attended. During 2011, this special committee met six times, and its members included Mr. Wagner, as Chairman, and Messrs. Beatty, Leonard, Kolb, Kriegshauser, Mascall and Scheller. This committee was disbanded in February 2012.

        In addition, during 2011, the Board established a special committee to assist in succession planning for the Chief Executive Officer position. This committee had no chairman, and its members received $1,500 in committee meeting fees for each committee meeting attended. During 2011, this special committee met six times, and its members included Messrs. Leonard, Beatty and Kriegshauser. This committee was disbanded in September 2011, following the appointment of Mr. Scheller as Chief Executive Officer.

        In addition to the compensation described above, each of our directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings, including cost of travel, lodging, food and related expenses, and participation in director education programs.

        Non-employee directors are awarded equity under the Company's Amended and Restated 2002 Long-Term Incentive Award Plan (the "2002 Award Plan"). Both the stock options and the restricted stock units vest in three equal installments on the first, second and third anniversary of the grant date, and the stock options have a ten year term. In accordance with the terms set forth in the 2002 Award Plan and related award agreements, stock options and restricted stock units granted to a non-employee director will by their terms be immediately exercisable or deliverable, as the case may be, upon the retirement of the non-employee director if the director has reached age 65 and has at least five years of service as a non-employee director on the Board. Otherwise, subject to exceptions at the discretion of the Board, unvested stock options and restricted stock units are forfeited by the director when the director ceases to be a director of the Company for any reason, including a termination by resignation, failure to be re-elected, death, disability or retirement.

        Directors who are employees of the Company do not receive additional compensation for their service on the Board.

        The Company does not have a retirement plan for non-employee directors. Directors may elect to defer all or a portion of their cash compensation under the Company's Amended and Restated Directors' Deferred Fee Plan (the "Directors' Deferred Fee Plan") described below.

Deferred Compensation

        Non-employee directors may defer all or part of their annual retainer, meeting and committee fees in the form of an income account or a stock equivalent account, or both, under the Directors' Deferred Fee Plan. If a director elects the income account, the director's fees are credited as a dollar amount to the director's income account on the date such fees would otherwise have been paid and the account is credited quarterly with interest at an annual rate equal to the yield of a 10-year U.S. Treasury Note as of the beginning of such calendar quarter plus 1%. If a director elects the stock equivalent account, director's fees otherwise payable during a calendar quarter are converted to stock equivalent shares equal in number to the number of shares of Common Stock, or fraction thereof, to the nearest one hundredth of one share, which could be purchased with the dollar amount of such fees at the closing market price of the Common Stock on the first business day of the following calendar quarter, or if that date is not a trading day, on the next trading day. If the Company declares and pays a cash dividend on its Common Stock, the stock equivalent account is credited with stock equivalent shares equal in number to the number of shares of Common Stock, or fraction thereof, to the nearest one hundredth of one share, which could have been purchased with the cash dividend, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account as of the payment date for such dividend. In order to prevent dilution or enlargement of the benefits or potential benefits intended under the plan and subject to Section 409A of the Internal Revenue Code, stock equivalent shares will be appropriately adjusted in the event of any stock dividend, stock split or any other similar changes in the Common Stock. The Directors' Deferred Fee Plan is an unfunded and unsecured liability of the Company, and benefits will be paid from the Company's general assets. Accordingly, participants are general unsecured creditors of the Company with respect to the benefits. Currently, Mr. Tokarz is the only participant in the Directors' Deferred Fee Plan who has elected to defer his director fees, which he has deferred into a stock equivalent account.

        The Directors' Deferred Fee Plan was amended in 2008 to comply with Section 409A of the Internal Revenue Code. Such amendments included changes clarifying the timing and implementation of deferral elections and providing that the payment of benefits will be subject to a six-month delay at the time of termination. The Directors' Deferred Fee Plan was also amended to provide that payments from the stock equivalent account are distributed in the form of Common Stock with fractional shares to be cashed out at fair market value the day before distribution and paid in cash. Previously the stock equivalent account was paid out in cash. The amendments were not intended to materially increase the benefits payable under the Directors' Deferred Fee Plan.

        In the event of termination, including death, payments under the Directors' Deferred Fee Plan are payable on the first day of the seventh month following the termination event unless the director has elected to receive payment in any year following his 72nd birthday or the year following his termination of services, in which case payments would commence upon the later of January 15th of the year elected by the participant or on the first day of the seventh month following the termination event. Payments will be in a lump sum in the event of death or on the date specified by the election of the director, unless the director elects to receive payments in the form of installments over five, ten or 15 years.

        The following table provides compensation information for non-employee members of our Board for the year ended December 31, 2011. During the term of his service as interim Chief Executive Officer from March 12, 2010 through March 31, 2011 and from August 1, 2011 through September 11, 2011, Mr. Leonard did not receive any additional compensation in connection with his service as a director other than for his attendance at two Chief Executive Officer succession planning committee meetings that occurred during this period. Mr. Leonard received director fees in his capacity as a director for the period during which he was not also serving as interim Chief Executive Officer. Annual retainer, meeting and committee fees paid and equity awards granted to Mr. Leonard in his capacity as a director are reflected in the "Summary Compensation Table" on page 48. From April 1, 2011 through July 31, 2011, Mr. Calder, our former Chief Executive Officer, did not receive any additional compensation in connection with his service as director, and Mr. Scheller, our Chief Executive Officer, does not receive any additional compensation in connection with his service as director.

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David R. Beatty	83,250	93,977	81,593	—	—	0	258,820
Howard L. Clark	102,000	46,994	40,860	—	—	0	189,854
Jerry W. Kolb	151,000	46,994	40,860	—	—	0	238,854
Patrick A. Kriegshauser	144,000	46,994	40,860	—	—	0	231,854
Graham Mascall	69,750	93,977	81,593	—	—	0	245,320
Bernard Rethore	119,000	46,994	40,860	—	—	0	206,854
Michael Tokarz(3)	165,500	94,120	81,796	—	—	0	341,416
A. J. Wagner	133,750	46,994	40,860	—	—	0	221,604

(1)
Represents the aggregate dollar amount of fees earned or paid in cash for serving as a director, including annual retainers, meeting and committee fees.

(2)
Non-employee directors are awarded equity compensation under the 2002 Award Plan upon initial appointment to the Board and annually following their re-election to the Board at the annual stockholder meeting. Equity is awarded to directors in a dollar-dominated amount that is then translated into a number of shares, with the value split equally between stock options and restricted stock units. In 2011, Messrs. Beatty and Mascall were awarded equity-based compensation having an economic value of $85,000 upon their appointment to the Board and, following the annual stockholder meeting, each elected director was awarded equity-based compensation having an economic value of $85,000, with Mr. Tokarz, as Chairman, receiving twice this amount.

The amount in the table above reflects the grant date fair values of restricted stock units and non-qualified stock options awarded in 2011 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("Accounting Standards Codification Topic 718"). Assumptions used in the calculation of these amounts are set forth in Note 5 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The grant date fair value of the restricted stock units and stock options granted on April 1, 2011 was $46,984 and $40,733, respectively. The grant date fair value of the restricted stock units and stock options granted on April 20, 2011 was $46,994 and $40,860, respectively.

(3)
Mr. Tokarz deferred the receipt of all cash compensation reflected in the Fees Earned or Paid in Cash column of the table above, as provided in the Company's Directors' Deferred Fee Plan. At his election, all fees earned and payable in cash in 2011 have been credited to a stock equivalent account.

        As of December 31, 2011, our non-employee directors had outstanding the following vested restricted stock units, unvested restricted stock units and vested and unvested non-qualified stock options.

Name	Vested Restricted Stock Units (#)	Unvested Restricted Stock Units (#)	Vested and Unvested Non- Qualified Stock Options (#)
David R. Beatty(1)	—	698	5,506
Howard L. Clark(2)	1,371	0	56,780
Jerry W. Kolb(2)	1,371	0	27,035
Patrick A. Kriegshauser	—	1,371	25,030
Graham Mascall	—	698	1,049
Bernard Rethore(2)	1,371	0	6,550
Michael Tokarz	—	2,743	92,040
A. J. Wagner	—	1,371	22,144

(1)
Mr. Beatty's non-qualified stock options include 4,457 options to acquire our Common Stock, which were converted under the Arrangement Agreement from Mr. Beatty's Western Coal Options. These non-qualified stock options are fully vested and immediately exercisable.

(2)
Messrs. Clark, Kolb and Rethore each has 1,371 restricted stock units, for which the underlying shares of Common Stock have not been delivered but as to which each has the right to acquire, having satisfied the requisite minimum years of service and age. These amounts are reflected in the Vested Restricted Stock Units column of the table above and are included in the "Ownership of Directors and Executive Officers" table on page 70.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

        The Compensation and Human Resources Committee (the "Compensation Committee") has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

        This report is provided by the following independent directors who were members of the Compensation Committee during 2011:

                      THE COMPENSATION AND HUMAN
                      RESOURCES COMMITTEE

                      Current Members
                      A.J. WAGNER, Chairman
                      DAVID R. BEATTY
                      PATRICK A. KRIEGSHAUSER
                      MICHAEL T. TOKARZ

                      Former Members
                      BERNARD G. RETHORE, Former Chairman
                      JERRY W. KOLB

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis is designed to explain the material elements of compensation paid to the executive officers included in the compensation tables which follow, who are referred to as our named executive officers. This Compensation Discussion and Analysis also describes the compensation objectives, policies and decisions of the Compensation Committee and describes the manner and context in which compensation is awarded to and earned by our named executive officers.

2011 Overview

        Last year was a transformative year for the Company. On April 1, 2011, we completed our acquisition of Western Coal. This acquisition included coal mines in British Columbia, West Virginia and Wales, expanding our operations globally from their Alabama roots. The acquisition substantially increased our reserves available for future production, the majority of which are high-demand metallurgical coal, and created a diverse geographical footprint with strategic access to high-growth steel-producing countries in both the Atlantic and Pacific basins. In May 2011, we acquired mineral rights for significant additional metallurgical coal reserves in Alabama. During 2011, we also completed the relocation of our principal executive offices from Tampa, Florida to Birmingham, Alabama.

        These significant events in the Company's history are reflected in the composition of our named executive officers for 2011 and in the elements and amounts of their compensation. The Company began 2011 with both its Chief Executive Officer and Chief Financial Officer positions being filled on an interim basis. In April 2011, four Western Coal executives became executive officers of the Company and, during the rest of 2011, several executive officers left the Company as a consequence of the integration of management functions and the relocation of our principal executive offices.

        Accordingly, in compliance with the SEC's rules, the Company has a larger than typical group of named executive officers for 2011 compensation disclosure purposes. These named executive officers include (1) five persons who served as our principal executive officer or principal financial officer at any time during 2011, including on an interim basis; (2) our three most highly compensated other executive officers serving at December 31, 2011; and (3) one additional person who had been an executive officer earlier in the year and whose total compensation, including severance, exceeded that of one of the most highly compensated executive officers who was still serving at December 31, 2011.

        The elements and amounts of compensation of our named executive officers for 2011 were also affected by the Company's transformative events during the year. For executive officers joining the Company from Western Coal, the Company either continued to comply with the terms of their existing employment agreements, as required by the Arrangement Agreement under which the Company acquired Western Coal, or negotiated new employment arrangements that reflected the increased responsibilities of these officers. Similarly, new arrangements were negotiated with executive officers from within the Company who were promoted during 2011; supplemental salary amounts were paid to interim executive officers; and equity awards were granted to a number of executive officers upon the acquisition of Western Coal as retention incentives. In addition, pre-existing or newly negotiated severance arrangements are reflected in the compensation tables for named executive officers who departed during 2011.

Compensation in Context: Company Performance in 2011

        As discussed above, 2011 heralded the beginning of the transformation of the Company. We believe the following key strategic and operational investments and accomplishments in 2011 will deliver sustainable, profitable growth for our stockholders:

  •
  The completion of our acquisition of Western Coal, a transaction representing a total purchase price of $3.7 billion, which is contributing to significant sales growth, greater global diversification and broadening of the Company's mining diversity;

  •
  The acquisitions of mineral rights for approximately 68 million metric tons of recoverable Blue Creek metallurgical coal reserves and a thermal coal mine in Alabama;

  •
  Revenue of $2.6 billion in 2011, up $1.0 billion, or 62%, over revenue in 2010;

  •
  Earnings from continuing operations before interest income, taxes, depreciation, depletion and amortization expense ("EBITDA") (a common financial performance measure used by investors and management) of $822 million in 2011, up 19% over EBITDA in 2010 (see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—EBITDA" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for a reconciliation of EBITDA to amounts reported under U.S. generally accepted accounting principles);

  •
  Metallurgical coal sales in 2011 of 8.7 million metric tons, excluding metallurgical coal production of approximately 1 million metric tons in 2011 by Western Coal prior to its acquisition; and

  •
  The repayment of $122 million of indebtedness.

Guiding Principles

        The Company maintains an executive compensation program for our executive officers and key employees, including our named executive officers, which is heavily focused on performance. The design and operation of the program reflects the following objectives:

  •
  Recruiting and retaining highly qualified executive officers;

  •
  Implementing stretch performance targets that lead to value creation; and

  •
  Aligning our executives' interests with our stockholders' interests.

These objectives are achieved through the following compensation principles:

  •
  Setting compensation levels to reflect competitive market practices;

  •
  Linking annual incentive awards to achievement of short-term financial and operational results that align with the Company's long-term strategic objectives;

  •
  Managing the Company for the long-term by aligning executive officer compensation, the majority of which is delivered in long-term equity awards, with the long-term interests of the stockholders; and

  •
  Ensuring that executive officers and members of the Board maintain defined ownership positions in the Company's stock.

Oversight of Compensation Program

        The Compensation Committee has oversight responsibility for the Company's executive compensation programs. The Compensation Committee is responsible for reviewing and approving annually all compensation decisions affecting executive officers of the Company, including our named executive officers.

        The Compensation Committee recognizes the importance of the development and administration of the Company's compensation and benefit programs and in carrying out its primary duties performs the functions described beginning on page 22 of this Proxy Statement.

        The Compensation Committee does not delegate any of its duties. Company management and the independent compensation consultant provide recommendations to the Compensation Committee regarding compensation matters at the request of the Compensation Committee.

Role of Management in Compensation Decisions

        In determining compensation for the executive officers, the Compensation Committee may consult with the Company's executive officers at various times during the year to provide the Compensation

Committee with information with which the Compensation Committee performs its own assessment of the individual performance of each executive officer. The Compensation Committee may also request input from the Chief Executive Officer, other members of the Board and the other committees of the Board as part of the Compensation Committee's evaluation of the executive officers and other key Company employees and their achievement of performance objectives. At the Compensation Committee's request, the Chief Executive Officer will review and discuss the performance and compensation of the Company's other named executive officers. Executive officers, including the Chief Executive Officer, are neither consulted about their respective compensation nor present for the discussions or decisions regarding their compensation. The Compensation Committee may also consider the recommendations of the executive officers regarding total compensation for those key employees reporting to them. The Compensation Committee is assisted in the administration of its decisions by the Company's principal human resources executive officer. Notwithstanding this input, the Compensation Committee retains full discretion to approve the compensation of the Company's executive officers.

Role of Compensation Consultant in Compensation Decisions

        The Compensation Committee relies on the expertise of an independent compensation consultant, which it engages directly to provide market and peer group information to assist the Compensation Committee in its compensation programs and compensation decisions for the Company's non-employee directors and executive officers. To maintain the independence of the compensation consultant and any advice regarding executive compensation, the Compensation Committee maintains a policy that prevents management from directly engaging and working with the consultant for significant projects without the prior approval of the Chairman of the Compensation Committee. The Compensation Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis. Pay Governance LLC ("Pay Governance") became the Compensation Committee's compensation consultant in October 2010, replacing the Company's prior compensation consultant, and served in that capacity throughout 2011. Other than the advice provided to the Compensation Committee on executive compensation and the value of equity incentive awards described below and on director compensation described under "Compensation of Directors" above, neither Pay Governance nor any of its affiliates provided additional services to the Company or any of its affiliates in 2011.

        The Compensation Committee uses the compensation consultant's access to external market data described below to determine the pay practices of similarly situated companies in respect of their named executive officers who are similarly situated to the Company's named executive officers. The Compensation Committee uses the data prepared and presented by the outside compensation consultant as a reference point or guideline in determining the pay level of fixed and incentive based executive compensation. Actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

        As part of the change in the Compensation Committee's consultant in October 2010, the Compensation Committee reviewed its compensation policies, practices and programs and determined that no significant changes were necessary as a result of this consultant change. In connection with the Company's acquisition of Western Coal, Pay Governance, at the request of the Compensation Committee, provided market and peer group data for similarly situated companies and the named executive officers at those companies as part of the Compensation Committee's assessment and determination of compensation for the Company's new management team and the compensation contemplated for 2011. The Compensation Committee's determinations regarding executive compensation awarded in 2011 are described below, and material program changes for 2012 are described under "—Cash Incentive Compensation for 2012" and "—2012 Equity-Based Compensation."

Peer Group Benchmarking

        The compensation consultant provides the Compensation Committee with market information and assists the Compensation Committee in understanding the competitive market for the Company's executive positions. The composition of the peer group is reviewed annually. The compensation consultant assists the Compensation Committee by compiling a list of companies with similar strategic focus likely to compete with the Company for executive talent. The Compensation Committee works with the consultant to ensure that the peer group is large enough to mitigate any impact of unanticipated changes in the included companies' structure or compensation programs.

2011 Peer Group

        Following the retention of Pay Governance in October 2010, the Company reexamined the reference points used for benchmarking executive pay levels. As a result of this study, it was determined that it would be appropriate to review multiple market reference points when assessing the competitiveness of the Company's executive compensation going forward in order to take into account the various markets in which the Company competes for talent and to ensure that review is robust. As a result of the Company's acquisition of Western Coal, the Company, with the input of Pay Governance, further re-evaluated the Company's direct coal-based and cyclical commodity industry peers to ensure the peer scope remained appropriate for the new consolidated entity and its businesses. The reference points used in 2011 included:

  •
  Direct coal-based peers:  coal mining industry peers historically used by the Company for executive and director compensation benchmarking purposes. With the exception of companies removed due to industry consolidations, this group is consistent with the peer group composition in 2009 and 2010 and included the following companies:
    •
    Alliance Resource Partners, L.P.
    •
    Alpha Natural Resources, Inc.
    •
    Arch Coal, Inc.
    •
    Cliffs Natural Resources, Inc.
    •
    Cloud Peak Energy Inc.
    •
    CONSOL Energy Inc.
  •
  James River Coal Company
  •
  Patriot Coal Corporation
  •
  Peabody Energy Corporation
  •
  Penn Virginia Resource Partners, L.P.
  •
  Westmoreland Coal Company
  •
  Cyclical commodity industry peers:  companies similar in size to the Company in a variety of commodity-based, cyclical sectors such as oil and gas, commodity chemicals, steel, etc. (this group includes the direct coal-based peers). This group included the following companies in addition to the companies listed above:
    •
    Adams Resources & Energy Inc.
    •
    Allegheny Technologies Inc.
    •
    Alon USA Energy, Inc.
    •
    Calumet Specialty Products Partners L.P.
    •
    Carpenter Technology Corp.
    •
    Crosstex Energy LP
    •
    CVR Energy, Inc.
    •
    Delek US Holdings Inc.
    •
    Frontier Oil Corp.
  •
  Georgia Gulf Corp.
  •
  Green Plains Renewable Energy, Inc.
  •
  Holly Corporation
  •
  Nustar Energy L.P.
  •
  Southern Copper Corp.
  •
  TPC Group Inc.
  •
  USEC Inc.
  •
  Westlake Chemical Corp.

        Data for each of the direct coal-based peers and cyclical commodity industry peers listed above was collected from proxy statements filed by these companies and the Towers Watson Executive Compensation Database for those peer companies that participated.

•
Other companies:  companies of a similar size to the Company that represent a broader market for executive talent drawn from the Towers Watson Executive Compensation Database. These other companies were reviewed and considered solely in order to obtain a general understanding of current compensation practices.

Tally Sheets

        Compensation tally sheets for each component element of executive officer compensation are prepared for and reviewed by the Compensation Committee on an annual basis and may be used at the time of promotion or other significant changes in responsibilities and in connection with special awards. The tally sheets affix dollar amounts to all components of executive officer compensation, including base salary, incentive pay, deferred compensation, equity-based compensation and other potential compensation elements, such as potential change in control severance payments. The Compensation Committee reviews the tally sheets against the survey data provided by Pay Governance and, when determining compensation, may consider other factors, including the executive's experience, tenure, individual performance, business impact, affordability and potential retention concerns.

Say-on-Pay and Say-on-Frequency Results

        The Compensation Committee considered the result of the 2011 advisory, non-binding say-on-pay vote in connection with the discharge of its responsibilities. Because a substantial majority of our stockholders (97.5% of the votes cast) approved the compensation programs described in our proxy statement for the 2011 Annual Meeting, the Compensation Committee has not implemented changes to our compensation programs.

        In light of the voting results with respect to the frequency of stockholder votes on executive compensation at the 2011 Annual Meeting, the Board decided that the Company will hold an advisory vote on the compensation of named executive officers at each annual meeting of stockholders until the next required vote on the frequency of stockholder votes on executive compensation. As the Dodd-Frank Act requires that such stockholder votes on frequency be held at least once every six years, we currently expect the next stockholder vote on frequency to occur at the Company's 2017 Annual Meeting.

Compensation Elements

        The Company's executive compensation programs are structured to align the interests of stockholders and the interests of management, while appropriately meeting the needs of the Company in operating its businesses. The Company's compensation design objectives include elements such as base compensation intended to attract and retain qualified executives, as well as incentive-based ("at-risk") compensation designed to motivate, align and reward our executive officers responsible for the success of the Company. The majority of our overall compensation is variable at-risk pay, with long-term incentives making up the largest portion of this component. The Compensation Committee reviews and approves the following compensation elements for the Company's executive officers:

Base Compensation

Salary	Cash payments that provide a fixed level of cash compensation that take into account job responsibilities, experience level and competitive market data

Other Compensation

Programs that encompass health and welfare benefits and retirement benefits such as defined benefit plans and defined contribution plans, substantially similar to the basic level of benefits offered by companies in our industry and lines of business, as well as limited perquisites

At-Risk Compensation
Cash Incentives

Performance-based annual incentive opportunity that rewards current-year performance for achievement of annual financial, operational and safety goals, as well as the achievement of specific individual goals, as applicable

Equity Compensation

Equity compensation that rewards for the achievement of long-term accomplishments and promotes employment retention and that is in the form of non-qualified stock options and restricted stock units that vest either over a period of years or at the end of a specified period

Beginning with annual equity awards granted in 2012, subject to exceptions at the discretion of the Compensation Committee, equity-based compensation will immediately vest and become exercisable only when there is a double trigger consisting of the occurrence of both a change in control and, within 24 months after such change in control, specified termination events

Base Compensation

Salary

        The Company has historically maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. The Compensation Committee generally aims to set the midpoint of each element of executive officer compensation within a salary grade, as well as overall compensation for each salary grade, at approximately the 50th percentile relative to our peer group companies. The Compensation Committee reviews and approves the base salary of each executive officer on an annual basis, as well as at the time of promotion or other change in responsibilities. In determining base salary for each executive, the Compensation Committee makes reference to the 50th percentile but also considers the executive's responsibilities associated with his or her position, individual contribution and performance, position within the salary range, retention, experience and Company's overall performance. Annual salary reviews of the Company's executive officers, including the named executive officers, generally occur in the beginning of the year at the time of the first regular meeting of the Compensation Committee, and any adjustments take effect on March 1 each year.

        Actual salaries earned by and paid to our named executive officers in 2011 are reflected in the Salary column of the "Summary Compensation Table" on page 48. The following table reflects our named executive officers' base salaries as of (1) either January 1, 2011 or, if later, the date that they were first employed by the Company and (2) either December 31, 2011 or, if earlier, the date of their separation from the Company.

Named Executive Officer	2011 Beginning Base Salary ($)	2011 Ending Base Salary ($)
Walter J. Scheller	400,000	750,000
Robert P. Kerley(1)	225,000	232,875
Neil Winkelmann	400,000	400,000
Michael T. Madden	315,000	375,000
James M. Griffin	400,000	400,000
Joseph B. Leonard(2)	1,200,000	1,200,000
Keith Calder(3)	900,000	900,000
Lisa A. Honnold(3)(4)	397,763	397,763
Graham Foyle-Twining(3)	360,000	360,000

(1)
The 2011 Ending Base Salary excludes Mr. Kerley's supplemental pay of $7,500 per month for the period from July 1, 2011 through December 31, 2011 for serving as interim Principal Financial Officer.

(2)
Reflects compensation for Mr. Leonard's service as interim Chief Executive Officer from January 1, 2011 through March 31, 2011 and from August 1, 2011 through September 11, 2011.

(3)
Mr. Calder, Ms. Honnold and Mr. Foyle-Twining separated from the Company effective July 31, 2011, June 30, 2011 and November 30, 2011, respectively.

(4)
Includes supplemental pay of $7,500 per month for the period from January 1, 2011 through June 30, 2011 for serving as interim Chief Financial Officer.

        Messrs. Scheller, Kerley and Madden each received an increase in their base salaries effective March 1, 2011 in connection with the Company's annual review and merit increases. Mr. Scheller received an additional base salary increase in April 2011 when, as part of the acquisition of Western Coal, he was promoted from President—Jim Walter Resources to President—U.S. Operations and again in September 2011 when he became Chief Executive Officer. Mr. Madden also received an additional base salary increase in April 2011 when, as part of the acquisition of Western Coal, he was promoted from Senior Vice President—Sales and Marketing Jim Walter Resources to Global Head of Marketing. In February 2012, Mr. Madden was named Senior Vice President—Marketing.

At-Risk Compensation

Cash Incentive Compensation

        Annual incentive compensation provides executive officers, including our named executive officers and other key employees, the opportunity to earn cash upon the achievement of specific, pre-established, measurable financial, operational and safety objectives, as well as individual goals, to the extent applicable. The Compensation Committee believes that annual cash incentives motivate and provide focus on the achievement of short-term financial, strategic and individual performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Annual incentive compensation is awarded to certain of our executives, including our named executive officers under the Company's Executive Incentive Plan, as amended (the "EI Plan"). The EI Plan is designed to comply with the "qualified performance-based compensation" requirements of Section 162(m) of the Internal Revenue Code and accordingly contains a formula that was approved by our stockholders in 2006 and is used to determine the maximum amount of annual bonus awards that could be paid to certain of our named executive officers and be fully tax-deductible. The EI Plan establishes an annual award pool of 3% of the Company's operating income for the relevant plan year. Under the EI Plan, the Compensation Committee sets the potential maximum award for the participating named executive officers as a percentage of the aggregate pool on an annual basis. The Compensation Committee has discretion under the EI Plan to decrease but not increase the size of the award pool and the maximum award to any participant. For 2011, the Compensation Committee allocated the award pool to participating executives to establish a maximum incentive award for each executive, not to exceed 50% of the award pool for any individual and with the sum of the awards not to exceed 100% of the award pool for that year. The bonus pool determined under the EI Plan is not an expectation of the amount of bonuses that will actually be paid. Rather, the bonus pool and the maximum individual allocations established thereunder represent the maximum amount of bonus awards that the Compensation Committee may approve as "qualified performance-based compensation" for tax purposes pursuant to Section 162(m) of the Internal Revenue Code.

        As a result of our 2011 operations, which resulted in $558.6 million of operating income, the bonus pool under the EI Plan was $16.8 million. Because the amount of our operating earnings generated a larger bonus pool than was necessary for awarding bonuses consistent with the Compensation Committee's objectives, the Compensation Committee, as it has done in prior years, exercised its discretion to award less than the maximum amount that could have been awarded under the EI Plan as "qualified performance-based compensation." As discussed below, the Compensation Committee awarded a total of $440,872 under the EI Plan to certain named executive officers for the 2011 performance period.

        Three named executive officers were eligible to participate in the EI Plan award pool for 2011. Under the terms of the EI Plan, the participant must be employed with the Company at the time the payment is made in order to be eligible to receive the award. In addition, participation in the Employee Stock Purchase Plan is required to receive an award under the Company's annual cash incentive plans. The 2011 award pool applicable to the three participating named executive officers was allocated as follows:

Eligible Named Executive Officers	Percentage of Award Pool
Walter J. Scheller	20.0%
Robert P. Kerley	7.5%
Michael T. Madden	10.0%

        Each year we implement an annual bonus program under the EI Plan (the "Annual EI Plan"). The executive officers and key employees not covered by the EI Plan award pool are eligible to receive cash awards based on the achievement of pre-established measurable financial, operational and safety goals and individual objectives, as applicable, under the Annual EI Plan. For 2011, the Compensation Committee established the eligibility for cash awards based on the Company's overall operational performance. The Compensation Committee determined that, with the integration of Western Coal executives, the overall transition of the Company's management team and the changes in executive officers' roles and responsibilities, previously established individual goals under the Annual EI Plan would not be an appropriate basis in an integrated environment upon which to measure the named executive officers' performance in 2011.

        The Annual EI Plan design for 2011 established threshold, target and maximum payouts for the metrics used for measuring performance of the Company's business units and the corporate office. The cap on maximum payouts is one of the practices and procedures the Company uses to discourage unnecessary and excessive risk taking. Each Annual EI Plan participant, including the named executive officers, had a designated target incentive opportunity, expressed as a percentage of base pay approved by the Compensation Committee. Target incentive opportunities were established in the first quarter of 2011 and benchmarked against market data provided to the Compensation Committee by Pay Governance. Annual incentive opportunities were targeted at approximately the 50th percentile relative to the peer group of companies. Actual payouts under the Annual EI Plan may increase or decrease from the target incentive opportunity, subject to the terms of the EI Plan, depending on actual performance compared to performance goals and final determination by the Compensation Committee. The minimum, target and maximum payouts for participants of the Annual EI Plan can range from 0% to 200% of the target incentive opportunity, expressed as a percentage of base salary.

        In early 2011, the Compensation Committee approved the 2011 Annual EI Plan performance targets as well as the performance ranges for the Company on a consolidated basis and for its individual business units. After the Western Coal acquisition, the Compensation Committee again reviewed, reset and approved the targets, which had been modified to include operations of the newly acquired Western Coal business. For 2011, the Annual EI Plan award for our named executive officers was measured by the following performance goals:

Goals	Percentage
Financial measure—consolidated net income	40%
Production measures	25%
Safety measures	20%
Departmental measures	15%

        Award payouts for individual business units were based on target goals with a minimum performance target at 90% of the target goal and a maximum performance target at 115% of the target goal. Corporate employee payouts for the production measures and the safety measures were based on the combined, weighted average performance percentage of each individual business unit for that performance measure, weighted based on each business unit's individual contribution to the Company's overall consolidated operating income.

        A safety metric was used to incentivize our operational units to maintain an accident-free work environment and to ensure that the Company continued to make progress in achieving that goal. These goals were based on the historical safety performance record of each business unit with the objective of promoting continuous improvements in those areas.

        The amount of a participant's 2011 Annual EI Plan award was calculated as follows:

        The targets for the corporate employees were based on a weighted average of all operational business units. The weighting was based on the amount of operating income each operational business unit was to contribute to the Company's overall 2011 budget. The weighting for the named executive officers participating in the 2011 Annual EI Plan was as follows:

		Annual EI Plan Goals
Performance Measures	Weighting (% of total award)	Minimum (90% of Target)	Target	Maximum (115% of Target)
Financial Measure
Consolidated Net Income	40.00%	$441,924	$491,027	$564,680
Production Measures
Dollars Per Ton	6.25%	(1)	(1)	(1)
Total Dollars Spent ($ in millions)	6.25%	(1)	(1)	(1)
Production (Million Tons)	12.50%	(1)	(1)	(1)
Safety Measures
Reportable Rates	20.00%	(1)	(1)	(1)
Departmental Measures
Operational/Departmental Goals	15.00%	90.00%	100.00%	115.00%

(1)
Payouts to corporate employees for the production measures and the safety measures were based on the combined, weighted average performance percentage of each individual business unit for that performance measure, weighted based on each business unit's individual contribution to overall consolidated operating income. The Compensation Committee set the production measures, safety measures and departmental measures at a target that was reasonably difficult to achieve given the business environment at the time the target was established.

        In February 2012, the Compensation Committee reviewed actual results for 2011 with respect to achievement of the performance goals summarized as follows:

	% Weighting	% of Achievement
Metric		Walter J. Scheller	Robert P. Kerley	Michael M. Madden
Financial Measure—Consolidated Net Income	40.00%	0.0%	0.0%	0.0%
Production Measures
Dollars Per Ton	6.25%	1.7%	1.7%	1.7%
Total Dollars Spent ($ in millions)	6.25%	9.2%	9.2%	9.2%
Production (Million Tons)	12.50%	1.5%	1.5%	1.5%
Safety Measures—Reportable Rates	20.00%	8.5%	8.5%	8.5%
Departmental Measures	15.00%	15.0%	15.0%	15.0%

Total	100.00%	35.9%	35.9%	35.9%

        In making its determination of the 2011 payouts, the Compensation Committee also considered, in the case of Mr. Scheller, his overall leadership of the Company and his expanded responsibilities as the Company's Chief Executive Officer and, in the case of Mr. Kerley, his contributions as both the Company's Chief Accounting Officer and interim Principal Financial Officer, particularly, in the case of each executive, in connection with each of their efforts with the integration of Western Coal following its acquisition by the Company.

        As a result of the foregoing qualitative and quantitative factors, the Compensation Committee approved the following 2011 payout amounts for the following named executive officers under the annual cash incentive plans:

Name	Target Payout as a % of Salary	Threshold ($)	Target Award ($)	Maximum Award ($)	Actual Award ($)
Walter J. Scheller(1)	100%	0	634,375	1,268,750	250,000
Robert P. Kerley	35%	0	81,506	163,013	100,000
Neil Winkelmann(2)	80%	0	315,840	631,680	0
Michael T. Madden(1)	70%	0	253,125	506,250	90,872
James M. Griffin(2)	70%	0	280,000	560,000	0
Joseph B. Leonard(3)	—	—	—	—	—
Keith Calder(2)	110%	0	990,000	1,980,000	0
Lisa A. Honnold(3)	—	—	—	—	—
Graham Foyle-Twining(2)	65%	0	234,000	468,000	0

(1)
Messrs. Scheller's and Madden's awards were based on their respective year end base salary and a blended incentive opportunity due to their respective compensation increases and promotions during 2011.

(2)
Awards for 2011 performance were not made to these named executive officers under the annual cash incentive plans due to their separation from the Company prior to the date when the payment was made. Mr. Griffin was awarded a special payment of $50,000 in recognition of his contribution to the Company in 2011, and Ms. Honnold was awarded a bonus pursuant to the terms of her severance/retention agreement.

(3)
Mr. Leonard is not a participant in the annual cash incentive plans. Ms. Honnold was not included in the initial award determination, as her anticipated separation was known at the time the initial awards were approved.

Cash Incentive Compensation for 2012

        The performance metrics for the 2012 Annual EI Plan include consolidated net income goals composing 20% of the award opportunity, production ton goals composing 20% of the award opportunity, cost per ton goals composing 20% of the award opportunity, safety goals composing 20% of the award opportunity and individual goals composing 20% of the award opportunity. Awards payouts may range from 50% of the target award for threshold performance to 100% of the target award for performance at target to 200% of the target award for maximum performance.

Equity-Based Compensation

        Long-term equity-based incentive compensation is awarded under the 2002 Award Plan and provides an opportunity for executive officers, including our named executive officers, and other key employees to increase their ownership interest in the Company through grants of equity-based awards. The equity awards are either non-qualified stock options or restricted stock units. The purpose of the 2002 Award Plan is to provide equity as a component of executive compensation to assure external competitiveness of total compensation, to motivate executive officers and key employees to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive leaves the employ of the Company before the award vests.

        Under the 2002 Award Plan, grants are made by the Compensation Committee based on recommendations of the executive officers with respect to those executives and key employees reporting to them and the market data provided by the Compensation Committee's outside compensation consultant. In determining the amounts of awards, the Compensation Committee considers the respective responsibilities of each individual, external equity-based compensation survey data provided by its compensation consultant, peer group comparisons, the strategic and operational goals, the performance of each executive officer and the terms of any individual employment agreement. Awards to the executive officers are determined individually by the Compensation Committee and, in addition to the items described above, are based upon the Compensation Committee's assessment of the contributions by those officers to the Company's long-term performance. While the recommendations for other executive officers are based on the individuals to whom they report, the Chief Executive Officer's grant is determined solely by the Compensation Committee.

        The Compensation Committee reviews and may approve equity-based compensation for each executive officer on an annual basis, as well as at the time of promotion or other change in responsibilities and in connection with special awards. The Company's annual long-term equity awards are usually granted at a fixed time each year, generally at the time of the first regular meeting of the Compensation Committee in the year. Equity awards are made based on an economic value derived from a multiple of the executive officer's base salary and then is translated into awards for a number of shares.

        Consistent with prior years, in making the 2011 equity-based compensation awards (other than the April 2011 retention restricted stock unit awards discussed below), the Compensation Committee targeted a value mix of one-half non-qualified stock options and one-half restricted stock units, in each case, for the reasons described below. In determining the actual number of stock options and restricted stock units to be granted, the Compensation Committee relies upon the economic value of each equity award, as calculated by the compensation consultant. This economic value is based on the Black-Scholes methodology and depends, in part, on the vesting schedule, stock price, historical stock volatility and estimated life of the award.

Non-Qualified Stock Options

        Non-qualified stock options are inherently performance-based and align the interests of the executive officers with the stockholders because the exercise price is granted at the fair market value of the Common Stock on the grant date, and the option has value only if the stock price of the Common Stock appreciates over time. The exercise price of the option is determined by using the average of the high and low prices of the Common Stock as traded on the NYSE on the date of the grant. The Company believes that this methodology is more representative of the fair market value than the closing market price. The Company has consistently used this methodology for over 17 years.

Restricted Stock Units

        In order to align the Company's practices with the market, maximize retention, motivate executive officers and build stock ownership in the Company, restricted stock units are awarded to the Company's executive officers, including the named executive officers, as annual grants, as well as at other times when the Compensation Committee determines that additional long-term equity awards will further incentivize achievement of financial and operational results aligned with the Company's objectives, in recognition of specified performance or where there has been a promotion or significant change in the executive officer's responsibilities.

2011 Equity Awards

        As part of the annual merit review, in February 2011 the Compensation Committee awarded restricted stock units and non-qualified stock options to its executive officers. In April 2011, the Compensation Committee made an additional grant of restricted stock units and non-qualified stock options to those executive officers whose expanded operational responsibilities warranted additional long-term incentive opportunity as well as to those new executive officers joining from Western Coal. In April 2011, the Compensation Committee also implemented an equity retention program in recognition of the efforts of the Company's existing executive officers, as well as those joining from Western Coal, to further the objectives of the combined entity and integrate the operations of Western Coal.

        The following table reflects the economic value of all long-term equity awards made in 2011 to our named executive officers.

Named Executive Officer	February 2011 Annual Award (Economic Value) ($)	April 2011 Award (Economic Value) ($)	April 2011 Retention Award (Economic Value) ($)	Special Award (Economic Value) ($)	Total Long-Term Equity Awards (Economic Value) ($)
Walter J. Scheller	320,000	252,000	1,320,000	1,000,000	2,892,000
Robert P. Kerley	123,750	—	232,875	—	356,625
Neil Winkelmann(1)	—	520,000	1,200,000	—	1,720,000
Michael T. Madden	189,000	126,000	1,125,000	—	1,440,000
James M. Griffin(1)	—	360,000	800,000	—	1,160,000
Joseph B. Leonard(2)	—	46,994	40,860	—	—
Keith Calder(1)	—	2,873,430	—	—	2,873,430
Lisa A. Honnold(3)	—	—	—	—	—
Graham Foyle-Twining(1)	—	288,000	720,000	—	1,008,000

(1)
All of Messrs. Winkelmann's, Griffin's, Calder's and Foyle-Twining's unvested equity awards were cancelled and forfeited in connection with their separation from the Company. None of these executive officers had any vested equity awards at the time of their separation.

(2)
Mr. Leonard did not receive any long-term equity awards for his service as interim Chief Executive Officer. The economic value of the long-term equity award made to Mr. Leonard on April 20, 2011 was determined in reference to the value of the equity award he would have received as a non-employee director upon his re-election to the Board.

(3)
Ms. Honnold did not receive any long-term equity awards in 2011. Pursuant to the terms of her severance/retention agreement described beginning on page 65, all of Ms. Honnold's unvested equity awards were accelerated and deemed vested during 2011.

        Information related to the stock options and restricted stock units awarded to the named executive officers in 2011 can be found in the "Grants of Plan-Based Awards" table on page 51.

2012 Equity-Based Compensation

        The long-term incentive mix for 2012 is expected to remain unchanged from 2011, and the Compensation Committee has again established a long-term incentive value mix of one-half non-qualified stock options and one-half restricted stock units to ensure that the total compensation package remains competitive and the Company can continue to attract, recruit and retain executives. Beginning with annual equity awards granted in 2012, subject to exceptions at the discretion of the Compensation Committee, equity-based compensation will immediately vest and become exercisable only when there is a double trigger consisting of the occurrence of both a change in control and, within 24 months after such change in control, either the employee's employment is terminated by us without cause (other than due to death or disability) or the employee resigns for good reason.

Other Compensation

Retirement Benefits

Defined Benefit Plans

  Pension Plan

        The Pension Plan for Salaried Employees of Walter Energy, Inc., its Subsidiaries, Divisions and Affiliates (the "Pension Plan") is a tax-qualified defined benefit pension plan for salaried employees of the Company and its participating subsidiaries based in the United States Benefits are based upon years of service and the highest average annual eligible compensation, including overtime pay, incentive compensation and specified other forms of compensation reportable as wages taxable for Federal income tax purposes, for the five consecutive years of earnings within the final ten years of employment by the participant. The plan is integrated with social security. Normal retirement under the Pension Plan is age 65, provided the participant has at least five years of service. Early retirement benefits are available under the Pension Plan at age 50, provided the participant has at least ten years of service. Enhanced early retirement benefit payments are available under the Pension Plan upon the attainment of 80 points, a combination of age and years of service.

  Supplemental Pension Plan

        Executive officers whose contributions under the Pension Plan have been limited by the statutory provisions of the Internal Revenue Code participate in the Company's Supplemental Pension Plan (the "Supplemental Pension Plan"). The Supplemental Pension Plan allows the Company to provide the same benefit value to impacted employees as other participating employees. The Supplemental Pension Plan is an unfunded plan. The Company pays the present value of vested benefits in a single lump sum payment on the first day of the second month following the first to occur of, to the extent applicable: (1) a termination of employment, (2) a "change in control" (as defined in the Supplemental Pension Plan) of the Company, if the participant has an employment agreement that provides for a "change in control" benefit under the plan or (3) the participant's death.

        Only Mr. Madden participated in the Pension Plan and the Supplemental Pension Plan in 2011. Information related to his participation in the Pension Plan and Supplemental Pension Plan is reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the "Summary Compensation Table" on page 48 and in the "Pension Benefits" table on page 56.

Defined Contribution Plans

  Retirement Savings Plan

        The Retirement Savings Plan ("Savings Plan") is a tax-qualified 401(k) plan with a profit sharing feature. The Savings Plan provides retirement benefits for non-union employees of the Company and participating subsidiaries who are based in the United States and do not participate in the Pension Plan. Participating employees can contribute a portion of their eligible salary on a pre-tax basis up to a maximum amount as set by the Internal Revenue Code. For 2011, the maximum pre-tax contribution by an employee into the Savings Plan was $16,500, except for specified catch-up contributions permitted by participants who are age 50 or older. The Company matches dollar for dollar up to the first 4% of an employee's eligible pay contributed on a pre-tax basis. The Company also makes a discretionary contribution at the end of each calendar year. The discretionary contribution is a percentage of eligible base pay. In 2011, consistent with prior years, the Company made a 6% discretionary contribution to participants' accounts. Vesting of discretionary contributions to the Savings Plan occurs in annual installments over the employee's initial five years of service. Vested amounts contributed by the Company in the Savings Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability or retirement.

  Supplemental Retirement Plan

        Executive officers whose contribution under the Savings Plan has been limited by the statutory provisions of the Internal Revenue Code participate in the Supplemental Retirement Plan portion of the Company's Executive Deferred Compensation and Supplemental Retirement Plan (the "Supplemental Retirement Plan"). The Supplemental Retirement Plan allows the Company to provide the same contribution to impacted employees as other participating employees. At the time the employee commences participation in the Supplemental Retirement Plan the employee may elect to receive payments upon termination of employment in a lump sum or in equal annual installments over a period of five, ten or 15 years. Participants are always fully vested in their accounts under this portion of the plan. Accrued amounts are payable in a lump sum. The contributed benefit amount is also payable to the participating employee upon a change in control of the Company. In the event of a change in control of the Company, the benefit will be paid in a lump sum regardless of any prior election to receive installment payments.

        Messrs. Scheller and Kerley and Ms. Honnold participated in the Savings Plan in 2011. Mr. Scheller and Ms. Honnold participated in the Supplemental Retirement Plan in 2011.

        The Company's contributions to the retirement plans can be found in the All Other Compensation column and footnote 7 of the "Summary Compensation Table" on page 48. Supplemental Retirement Plan information is reflected in the "Nonqualified Deferred Compensation" table on page 57.

  401(k) Plan

        Subsidiaries that participate in the Pension Plan and do not participate in the Savings Plan, participate in a separate 401(k) plan (the "401(k) Plan"). Participating employees can contribute a portion of their eligible salary on a pre-tax basis. Effective January 1, 2010, the participating employers added a matching component to the plan of $0.50 per $1.00 up to the first 6% of eligible pay contributed to the plan by the employee on a pre-tax basis. Matching contributions by the subsidiary employer vest in equal annual installments over the employee's initial five years of service. Amounts contributed by the subsidiary employer in the 401(k) Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability and retirement.

        Only Mr. Madden participated in the 401(k) Plan in 2011. The Company's contributions to the 401(k) Plan for 2011 can be found in the All Other Compensation column and footnote 7 of the "Summary Compensation Table" on page 48.

  Western Coal Corp. Retirement Benefits

        Western Coal employees based in Canada may elect for Western Coal to contribute an amount equivalent to a percentage of the employee's salary into a group registered retirement savings plan called the Retirement Savings Plan for the Active Employees of Western Canadian Coal Corp. (the "Group RRSP") or a group savings plan called the Non-Registered Savings Plan for the Employees of Western Coal Corp (the "Non-Registered Plan").

        The Group RRSP is available on a voluntary basis to all permanent full-time salaried, non-union hourly and executive employees based in Canada. For named executive officers and senior employees based in Canada, Western Coal contributes an amount equivalent to 8% of the employee's base salary and, for non-executives based in Canada, Western Coal will match the employee's contribution based upon the length of service to Western Coal up to a maximum of 6% of the employee's base salary.

        In addition to the Group RRSP, Western Coal provides the Non-Registered Plan to employees based in Canada. Permanent and full-time non-union hourly and salaried employees may participate in the Non-Registered Plan if they are not eligible to participate in the Group RRSP under the rules of the

Canada Revenue Agency. Participants may access their funds in the Non-Registered Plan at any time and payments thereunder are not deferred.

        Messrs. Winkelmann and Foyle-Twining participated in the Group RRSP, and Mr. Calder participated in the Non-Registered Plan in 2011. The Company's contributions made to such named executive officers can be found in the All Other Compensation column and footnote 7 of the "Summary Compensation Table" on page 48.

Deferred Compensation

        The Executive Deferred Compensation Plan portion of the Company's Executive Deferred Compensation and Supplemental Retirement Plan (the "Deferred Compensation Plan") provides executive officers and other key employees who contribute substantially to the success of the Company the opportunity to defer the receipt of specified compensation. A participant may defer up to 100% of base salary and 100% of any cash incentive or bonus amounts. The principal benefit to executive officers who participate in the Deferred Compensation Plan is that taxes are deferred until the amounts are withdrawn so that savings accumulate on a pre-tax basis. At the time the employee begins participation in the Deferred Compensation Plan the employee may elect to receive payments upon termination of employment in a lump sum or in equal installments. Accrued amounts are payable in a lump sum. The deferred amounts are also payable to the participating employee upon a change in control of the Company. In the event the participant is entitled to a benefit under the Deferred Compensation Plan as a result of a change in control of the Company, the benefit will be paid in a lump sum regardless of any prior election to receive installment payments. The Deferred Compensation Plan is an unfunded and unsecured liability of the Company, and benefits will be paid from the Company's general assets. Accordingly, participants are general unsecured creditors of the Company with respect to the benefits.

        In 2011, none of our named executive officers participated in the Deferred Compensation Plan.

Employee Stock Purchase Plan

        The Company's Amended and Restated Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") is a non-qualified stock purchase plan that enables all employees of the Company and its subsidiaries to purchase Common Stock through regular payroll deductions. Deductions can be made in even dollar amounts or as a percentage of base salary. Participation requires a minimum monthly deduction of $10.00 and cannot exceed 10% of monthly base salary. The Company contributes an additional amount equal to 15% of the employee's payroll contribution. Upon completion of five continuous years of participation in the program, the Company match to the employee contribution automatically increases to 20%.

        All of our named executive officers other than Messrs. Griffin and Foyle-Twining participated in the Employee Stock Purchase Plan in 2011, and the Company's contributions made under this plan can be found in the All Other Compensation column and footnote 7 of the "Summary Compensation Table" on page 48.

Perquisites and Other Personal Benefits

        The Company provides perquisites to the named executive officers that it believes are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the level of perquisites provided to the named executive officers. It is the Company's general policy and practice not to reimburse executives for income taxes related to executive perquisites. In 2011, the Company provided limited reimbursement to Mr. Kerley (as well as all other similarly situated relocated employees) for taxes incurred in connection with specified relocation expenses. In 2011, the Company also provided Mr. Griffin with reimbursement for taxes incurred in connection with housing and other expenses. Perquisites provided to the named executive officers in 2011 are as set forth in the All Other Compensation column and footnote 7 of the "Summary Compensation Table" on page 48.

Health and Welfare Benefits

        The Company offers group medical, dental, vision, group life insurance and disability coverage in a flexible benefits package to all active employees of the Company and its subsidiaries, including the named executive officers. Every employee based in the United States is provided life insurance and accidental death coverage up to the amount of his or her base salary at no charge to the employee. For an additional charge, the employee may obtain coverage of up to four times the employee's base salary. The Company provides long-term disability coverage up to $10,000 per month for a limited period of time depending on the circumstances.

        Named executive officers based in Canada are provided life insurance and accidental death coverage up to two times his or her base salary at no charge to the employee, long term disability coverage and/or dental coverage. For an additional charge, the employee may obtain additional coverage of up to $500,000.

Employment, Severance/Retention and Change in Control Arrangements

        The Company executed employment agreements with Messrs. Scheller, Kerley, Winkelmann, Madden, Griffin, Calder and Foyle-Twining and Ms. Honnold and a severance/retention agreement with Ms. Honnold. The employment agreements contain provisions for severance payments and benefits as an inducement to recruitment or retention, as applicable. Each such named executive officer requested the provision prior to his or her acceptance of the employment position. The Company believes that the severance payments and benefits payable under the applicable agreements are consistent with industry practice. In addition, the Company has change in control agreements with certain of its named executive officers. The Company believes that the payments and benefits payable under the change in control agreements allow the executive officers to evaluate a potential transaction impartially without regard to self interest. See the section entitled "Employment, Severance/Retention and Change in Control Arrangements" beginning on page 57 for a complete discussion of the arrangements with the named executive officers.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid to specified executive officers in excess of $1 million in any year. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. Performance-based compensation such as annual cash incentive compensation and stock option awards can meet these requirements, and as such can be deductible by the Company when they are paid to the executive officer. It is the intent of the Compensation Committee to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) of the Internal Revenue Code so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation.

        In 2006, the Compensation Committee adopted and the stockholders approved the EI Plan. Under the terms of the EI Plan, the maximum annual cash incentive that may be awarded to all executive officers participating in the EI Plan is 3% of the Company's operating income. The maximum cash payment that may be made to any single executive officer under the EI Plan may not exceed 50% of the award pool. The Compensation Committee is responsible for determining those executive officers who may participate in the EI Plan and the nature and amount of each award. The Compensation Committee has discretion under the EI Plan to decrease the size of the award pool or make no award. In 2011, three named executive officers were eligible to participate in the EI Plan award pool.

Other Compensation Policies

Equity Stock Ownership Policy

        Management and the Board believe that the Company's executive officers should have a meaningful equity interest in the Company. In 2009, the Company adopted a stock ownership policy with respect to the executive officers' ownership of Company stock. The Company's Chief Executive Officer is expected to own Common Stock having a value equal to five times his base salary. Other executive officers are expected to own Common Stock having a value equal to a specific multiple of 1.5 to 3 times their base salary. Prior to attaining the target ownership level, an executive must continue to own 50% of any award obtained through Company programs that vests (net of shares surrendered to satisfy tax obligations). Each share of Common Stock owned by the executive is deemed to have a value equal to the greater of (1) the trading price of our Common Stock as of the date the applicable share was acquired or (2) the trading price of our Common Stock as of the measurement date. Shares of unvested restricted stock units are counted towards meeting these requirements. All executive officers are expected to meet these ownership levels by the later of (1) February 27, 2014 and (2) the fifth anniversary of the assumption of their executive positions with the Company.

        Additional information regarding the beneficial stock ownership of the named executive officers can be found in the "Ownership of Directors and Executive Officers" table on page 70.

Compensation Recovery Policy

        In 2009, the Compensation Committee adopted a claw-back policy that provides that the Company will, to the extent permitted by law, obtain reimbursement of any cash-incentive, equity compensation or severance plan disbursement where the payment was predicated upon the achievement of financial results that are subsequently the subject of restatement as a consequence of errors, omissions, fraud or misconduct. This claw-back policy as reflected in the 2002 Award Plan was ratified by the approval of our stockholders to the amendments to such plan at our 2009 Annual Meeting and only applies to awards granted under the 2002 Award Plan on or after April 23, 2009. This policy is also reflected in the EI Plan and in agreements between the Company and Messrs. Scheller, Kerley, Madden, Winkelmann, Griffin, Calder and Foyle-Twining.

        Errors, omissions, fraud or misconduct may include (but are not limited to) circumstances where the Company has been required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements, as enforced by the SEC, and the Compensation Committee has determined in its sole discretion that the participant knew of the material noncompliance or circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring such noncompliance to the attention of the appropriate individuals within the Company, or personally or knowingly engaged in practices which materially contributed to the circumstances that enabled the material noncompliance to occur.

SUMMARY COMPENSATION TABLE

        The following table provides summary information concerning compensation earned or accrued by or paid to our named executive officers for the years ended December 31, 2011, 2010 and 2009.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Named Executive Officers Serving at Fiscal Year End
Walter J. Scheller(8)	2011	527,686	—	1,778,034	1,263,318	250,000	—	56,372	3,875,410
Chief Executive Officer	2010	215,152	—	276,856	241,864	254,500	—	16,672	1,005,044
Robert P. Kerley	2011	276,562	—	326,400	59,178	100,000	—	51,510	813,650
Vice President, Corporate Controller and Chief Accounting Officer and Interim Principal Financial Officer
Neil Winkelmann(9)	2011	296,100	—	1,616,288	249,214	0	—	33,000	2,194,602
Former President—Canadian and European Operations
Michael T. Madden	2011	361,250	—	1,419,847	150,767	90,872	203,502	31,209	2,257,447
Senior Vice President—	2010	309,030	—	158,855	135,248	318,900	137,931	8,661	1,068,625
Marketing	2009	277,650	—	109,812	109,969	86,962	217,266	9,327	810,986
James M. Griffin(9)	2011	293,837	50,000	1,110,532	172,563	0	—	230,171	1,857,103
Former Senior Vice President—Business Development
Named Executive Officers Not Serving at Fiscal Year End
Joseph B. Leonard	2011	454,615	—	46,994	40,860	—	—	53,000	595,469
Former Interim Chief	2010	972,750	—	49,060	42,514		—	29,286	1,093,610
Executive Officer
Keith Calder(9)	2011	285,283	—	1,819,655	1,585,747	0		55,496	3,746,181
Former Chief Executive Officer
Lisa A. Honnold	2011	174,507	178,257	28,922	16,633	—	—	933,732	1,332,051
Former Interim Chief	2010	337,219	—	55,207	47,010	317,825	—	45,229	802,490
Financial Officer and Senior Vice President
Graham Foyle-Twining(9)	2011	234,259	—	956,470	137,987	0	—	565,302	1,894,018
Former Senior Vice President—Global Head of Human Resources and Organizational Development

(1)
Our named executive officers include each person who served as the principal executive officer or the principal financial officer during 2011; the three most highly compensated other executive officers serving as executive officers on December 31, 2011; and one former executive officer whose total compensation (excluding Change in Pension Value and Nonqualified Deferred Compensation Earnings) exceeded that of one of the most highly compensated executive officers who was still serving at December 31, 2011. Compensation is reflected for each of the last three years in which such employee was a named executive officer.

  •
  During 2011, Mr. Scheller served as President—Jim Walter Resources and was subsequently appointed as President—U.S. Operations. On September 12, 2011, Mr. Scheller was appointed and currently serves as the Company's Chief Executive Officer.

  •
  Mr. Kerley was appointed as Vice President and Corporate Controller on April 20, 2011 and Chief Accounting Officer and interim Principal Financial Officer, effective July 1, 2011.

  •
  Mr. Winkelmann served as President—Canadian and European Operations following the acquisition of Western Coal and separated from the Company in January 2012.

  •
  During 2011, Mr. Madden served as Senior Vice President—Sales and Marketing and was subsequently appointed Global Head of Marketing. Mr. Madden currently serves as the Company's Senior Vice President—Marketing.

  •
  Mr. Griffin served as the Company's Senior Vice President—Business Development following the acquisition of Western Coal and separated from the Company in February 2012.

  •
  Mr. Leonard served as interim Chief Executive Officer from March 12, 2010 through March 31, 2011 and again from August 1, 2011 through September 11, 2011. The amounts reflected in the Summary Compensation Table include the compensation earned during the periods during 2010 and 2011 in which he served in this executive officer capacity. Mr. Leonard also serves on our Board and receives fees and equity awards in connection with his director service, which are described below in footnotes 2, 4 and 7 and also reflected in the Summary Compensation Table.

  •
  Mr. Calder served as the Company's Chief Executive Officer following the acquisition of Western Coal and separated from the Company in July 2011.

  •
  Ms. Honnold served as interim Chief Financial Officer and separated from the Company in June 2011.

  •
  Mr. Foyle-Twining served as the Company's Senior Vice President—Global Head of Human Resources and Organizational Development following the acquisition of Western Coal and separated from the Company in November 2011.

(2)
The amount reflected in the Salary column for 2011 for Mr. Kerley includes supplemental pay of $7,500 per month for the period from July 1, 2011 through December 31, 2011 for serving as interim Principal Financial Officer.

The amounts reflected in the Salary column for 2011 and 2010 for Mr. Leonard do not include director fees paid in cash. Such fees are reflected in the All Other Compensation column.

The amount reflected in the Salary column for 2011 for Ms. Honnold includes supplemental pay of $7,500 per month for the period from January 1, 2011 through June 30, 2011 for serving as interim Chief Financial Officer.

(3)
The amount reflected in the Bonus column for 2011 for Mr. Griffin represents a special payment made to Mr. Griffin in recognition of his contribution to the Company in 2011.

The amount reflected in the Bonus column for 2011 for Ms. Honnold represents the bonus payment made to Ms. Honnold pursuant to her severance/retention agreement.

(4)
The value of stock and option awards in these columns represents the grant date fair values of the equity awards granted in 2011 computed in accordance with Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are set forth in Note 5 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Dividends are not paid or accrued on unvested restricted stock units or on unexercised stock options.

All of Messrs. Winkelmann's, Griffin's, Calder's and Foyle-Twining's unvested equity awards were cancelled and forfeited in connection with their separation from the Company as none had vested by that time.

The grants to Mr. Leonard in 2010 and 2011 were made in connection with his service as a director on our Board and not in his capacity as interim Chief Executive Officer.

The amounts reflected in the Stock Awards and Option Awards columns for 2011 for Ms. Honnold represent the incremental fair value, computed in accordance with Accounting Standards Codification Topic 718, associated with the February 2, 2011 modification of her restricted stock units and stock options scheduled to vest in 2013, in each case, pursuant to her severance/retention agreement described beginning on page 65. The equity awards scheduled to vest in 2012 were not accounted for as modified awards. Assumptions used in the calculation of these amounts are set forth in Note 5 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(5)
These amounts reflect cash incentive awards earned by our named executive officers under the EI Plan. The awards are based on pre-established, performance-based targets, the outcome of which is uncertain at the time the targets are established, and, therefore, are reportable as "Non-Equity Incentive Plan Compensation" rather than as "Bonus." Mr. Leonard does not participate in the EI Plan or the Annual EI Plan, and employees who separate from the Company prior to the date of payment under these plans generally do not qualify for any awards. For a description of the cash incentive plans, see the discussion of "Cash Incentive Compensation" on page 36.

(6)
Mr. Madden participates in the Pension Plan and the Supplemental Pension Plan. The amount shown for each year presented in this column reflects the aggregate change in the actuarial present value of the accumulated benefit for his account under the Pension Plan and the Supplemental Pension Plan from January 1 through December 31.

(7)
All Other Compensation for 2011 for each named executive officer includes the following:

Name	Insurance Costs ($)(a)	Company Contributions to Employee Stock Purchase Plan ($)(b)	Company Contributions to Defined Contribution Plans ($)(c)	Perquisites ($)(d)	Tax Gross-Up ($)(e)	Severance and Separation Benefits ($)(f)	Director Fees Earned or Paid in Cash ($)(g)	Total ($)
Walter J. Scheller	18,897	792	23,933	12,750	—	—	—	56,372
Robert P. Kerley	17,312	2,779	14,643	11,500	5,276	—	—	51,510
Neil Winkelmann	6,239	2,281	24,480	—	—	—	—	33,000
Michael T. Madden	17,910	3,538	9,031	730	—	—	—	31,209
James M. Griffin	22,433	—	—	118,236	89,502	—	—	230,171
Joseph B. Leonard	—	—	—	—	—	—	53,000	53,000
Keith Calder	2,773	2,179	23,585	5,303	—	21,656	—	55,496
Lisa A. Honnold	9,060	240	6,386	9,000	—	909,046	—	933,732
Graham Foyle-Twining	5,448	—	14,008	—	—	545,846	—	565,302

  (a)
  Represents life, death, disability, dental, vision and/or long-term disability insurance premiums paid by the Company.

  (b)
  Represents the Company's contributions to the Employee Stock Purchase Plan.

  (c)
  Represents the Company's contributions to the Savings Plan, the Supplemental Retirement Plan, the 401(k) Plan, the Group RRSP and/or the Non-Registered Plan, as applicable.

  (d)
  For each of Messrs. Scheller and Calder and Ms. Honnold, the amount represents an automobile allowance paid by the Company. For Mr. Madden, the amount represents the value of his use of a Company automobile.

  For Mr. Kerley, the amount represents relocation expenses paid by the Company.

  For Mr. Griffin, the amount represents the following costs paid by the Company (A) a $1,711 automobile allowance, (B) $67,319 for housing costs, (C) $42,780 for personal travel and (D) $6,426 in tax services.

  (e)
  For Mr. Griffin, the amount represents the Company's payment of taxes incurred in respect of housing costs and other expenses.

  For Mr. Kerley, the amount represents the Company's payment of taxes incurred in respect of relocation expenses, a benefit provided to all similarly situated relocated employees.

  (f)
  For Mr. Calder, the amount represents the Company's payment for unused vacation time in connection with his separation from the Company.

  For Ms. Honnold, the amount represents the Company's payment of (A) a severance payment of $178,257, (B) accrued future severance payments of $534,770, (C) future medical and life insurance premiums of $17,763 payable through 2013 and (D) an accrued severance bonus of $178,256 payable through 2012.

  For Mr. Foyle-Twining, the amount represents the Company's payment of (A) $514,000 in severance and (B) $31,846 for unused vacation time in connection with his separation from the Company.

  (g)
  Amount includes $53,000 in annual retainer, meeting and committee fees paid to Mr. Leonard in his capacity as a director.

(8)
Mr. Scheller currently serves on our Board of Directors and certain committees thereof but does not receive any additional compensation for his service as a director.

(9)
Payments and awards made to Messrs. Winkelmann, Griffin, Calder and Foyle-Twining were made in Canadian dollars but are presented in the "Summary Compensation Table" and elsewhere in this Proxy Statement in U.S. dollars. Salary amounts were converted at an average exchange rate for 2011 of CAD$0.9870 to U.S.$1.00, and bonus amounts and other compensation paid in cash were converted at the closing exchange rate for 2011 of CAD$0.9804 to U.S.$1.00.

GRANTS OF PLAN-BASED AWARDS

        The following table discloses the potential payouts under the EI Plan and the Annual EI Plan for the year ended December 31, 2011 and the non-qualified stock options and restricted stock units awarded to the named executive officers during the year ended December 31, 2011.

2011 Grants of Plan-Based Awards

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)(5)		Grant Date Fair Value of Stock and Option Awards ($/Sh)(6)
												Closing Market Price ($/Sh)
Name	Grant Date(2)		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Walter J. Scheller			0	634,375	1,268,750	—	—	—
	2/16/2011								1,396				177,180
	2/16/2011									2,090	126.92	126.63	153,072
	4/01/2011	(a)							1,021				139,448
	4/01/2011	(b)							10,700				1,461,406
	4/01/2011									1,530	136.58	136.75	120,778
	9/12/2011									19,833	85.62	85.15	989,468
Robert P. Kerley			0	81,506	163,013	—	—	—
	2/16/2011								540				68,537
	2/16/2011									808	126.92	126.63	59,178
	4/01/2011	(b)							1,888				257,863
Neil Winkelmann(7)			0	315,840	631,680	—	—	—
	4/01/2011	(b)							9,727				1,328,514
	4/01/2011	(a)							2,107				287,774
	4/01/2011									3,157	136.58	136.75	249,214
Michael T. Madden			0	253,125	506,250	—	—	—
	2/16/2011								824				104,582
	2/16/2011									1,234	126.92	126.63	90,378
	4/01/2011	(b)							9,119				1,245,473
	4/01/2011	(a)							511				69,792
	4/01/2011									765	136.58	136.75	60,389
James M. Griffin(7)			0	280,000	560,000	—	—	—
	4/20/2011	(b)							6,672				911,262
	4/01/2011	(a)							1,459				199,270
	4/01/2011									2,186	136.58	136.75	172,563
Joseph B. Leonard(8)	4/20/2011	(a)							354				46,994
	4/20/2011									533	132.75	131.13	40,860
Keith Calder(7)			0	990,000	1,980,000	—	—	—
	4/01/2011	(a)							13,323				1,819,655
	4/01/2011									20,088	136.58	136.75	1,585,747
Lisa A. Honnold(9)	2/02/11								220				28,921.69
	2/02/11									333	85.32	115.80	16,633.03
Graham Foyle-Twining(7)			0	234,000	468,000	—	—	—
	4/01/2011	(b)							5,836				797,081
	4/01/2011	(a)							1,167				159,389
	4/01/2011									1,748	136.58	136.75	137,987

(1)
Reflects cash incentive opportunities under the EI Plan for 2011. Mr. Leonard does not participate in the EI Plan or the Annual EI Plan, and Ms. Honnold was not included in the initial award determination, as her anticipated separation was known at the time the initial awards were approved. Messrs. Winkelmann, Griffin, Calder and Foyle-Twining separated from the Company prior to the payment under these cash incentive plans and, therefore, did not qualify for any awards.

Cash incentive amounts actually earned by the named executive officers in 2011 are reflected in the Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table" on page 48.

(2)
February 16, 2011 was the grant date for annual equity awards; April 1, 2011 was the grant date for the equity awards to (A) those executive officers who had received a salary increase and an increase in their long-term incentive opportunity in connection with the expansion of the Company and (B) the new executive officers joining from Western Coal; and April 1, 2011 and April 20, 2011 were the grant dates for awards made in connection with the Company's equity grant retention program. Mr. Scheller also received an additional equity award on September 12, 2011 in connection with his promotion to Chief Executive Officer.

(3)
Reflects time vested stock awards in the form of restricted stock units payable in the Company's Common Stock. The restricted stock units granted on February 16, 2011 vest in three equal installments on the first, second and third anniversary of the grant date subject to continued employment. The restricted stock units granted on April 1, 2011 or April 20, 2011 and denoted as (a) vest in three equal installments on the first, second and third anniversary of the grant date, and those restricted stock units granted on April 1, 2011 or April 20, 2011 and denoted as (b) vest on the third anniversary of the grant date, in each case subject to continued employment. The number of restricted stock units awarded to each executive officer is based on their approved economic value and determined by the fair market value of the Common Stock based on the average of the high and low prices of our Common Stock as traded on the NYSE on the grant date. Subject to exceptions at the discretion of the Compensation Committee, all unvested restricted stock units are forfeited in the case of death, disability, retirement, or voluntary or involuntary termination of employment with the Company. Upon a change in control of the Company, all restricted stock units granted prior to 2012 as annual grants immediately vest, and all restricted stock units granted to the named executive officers prior to 2012 as retention grants (other than those granted to Mr. Kerley, which vest solely at a specified time) vest on a pro rated basis for the period from the grant date to the date of the change in control, subject to exceptions at the discretion of the Compensation Committee. Beginning with annual equity awards granted in 2012, subject to exceptions at the discretion of the Compensation Committee, equity-based compensation will immediately vest and become exercisable only when there is a double trigger consisting of the occurrence of both a change in control and, within 24 months after such change in control, specified termination events.

(4)
Reflects time vested non-qualified stock options to acquire the Company's Common Stock. The stock options have a ten-year term and vest in three equal installments on the first, second and third anniversary of the grant date, subject to continued employment. At the end of the option term, the right to purchase any unexercised options expires and the options are forfeited. Subject to exceptions at the discretion of the Compensation Committee, unvested options are forfeited by the executive in the case of death, disability, retirement, or voluntary or involuntary termination of employment with the Company. In connection with a change in control of the Company, stock options granted prior to 2012 automatically vest and become exercisable subject to the terms and conditions of the 2002 Award Plan and remain exercisable until the expiration date of the option award. Beginning with annual equity awards granted in 2012, subject to exceptions at the discretion of the Compensation Committee, equity-based compensation will immediately vest and become exercisable only when there is a double trigger consisting of the occurrence of both a change in control and, within 24 months after such change in control, specified termination events.

(5)
The exercise price is determined based on the average of the high and low prices of the Company's Common Stock as traded on the NYSE on the grant date.

(6)
The values shown in the table are grant date fair values of the equity awards granted in 2011 computed in accordance with Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are set forth in Note 5 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(7)
All of Messrs. Winkelmann's, Griffin's, Calder's and Foyle-Twining's unvested equity awards were cancelled and forfeited in connection with their separation from the Company. None of these executive officers had any vested equity awards at the time of their separation.

(8)
Grants to Mr. Leonard were made in connection with his service as a director on our Board and not in his capacity as interim Chief Executive Officer.

(9)
Pursuant to the severance/retention agreement Ms. Honnold entered into with the Company on February 2, 2011, the unvested portion of her equity awards scheduled to vest in 2011 was accelerated and was deemed vested on February 27, 2011, the unvested portion of the equity awards scheduled to vest in 2012 was accelerated and deemed vested on March 31, 2011, and the unvested portion of the equity awards scheduled to vest in 2013 was accelerated and deemed vested on June 30, 2011. The amounts reflected for Ms. Honnold represent the incremental fair value, computed in accordance with Accounting Standards Codification Topic 718, associated with the modification of her equity awards scheduled to vest in 2013. The equity awards scheduled to vest in 2012 were not accounted for as modified awards. Pursuant to the terms of the applicable stock option agreements, Ms. Honnold had 90 days following her termination date to exercise her vested options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The table discloses outstanding exercisable and unexercisable stock options and unvested restricted stock units outstanding as of December 31, 2011 for the named executive officers.

2011 Outstanding Equity Awards at Fiscal Year-end

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(1)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Walter J. Scheller	2,078	4,154	0	69.37	7/21/2020	—	—	—	—
	0	2,090	0	126.92	2/16/2021
	0	1,530	0	136.58	4/01/2021
	0	19,833	0	85.62	9/12/2021
						15,777	955,455
Robert P. Kerley	0	808	0	126.92	2/16/2021			—	—
						2,428	147,040
Neil Winkelmann(5)	0	3,157	0	136.58	4/01/2021			—	—
						11,834	716,667
Michael T. Madden	11,139	0	0	21.02	10/24/2016	—	—	—	—
	2,697	4,348	0	15.83	2/27/2019
	0	1,918	0	83.52	3/02/2020
	0	1,234	0	126.92	2/16/2021
	0	765	0	136.58	4/01/2021
						14,034	849,899
James M. Griffin(5)	0	2,186	0	136.58	4/01/2021			—	—
						8,131	492,413
Joseph B. Leonard	5,773	2,886	0	16.03	2/02/2019	—	—	—	—
	2,323	1,161	0	24.76	4/23/2019
	291	580	0	87.14	3/12/2020
	0	533	0	132.75	4/20/2021
						1,390	84,178
Keith Calder(5)	0	0	0	—	—	—	—	—	—
Lisa A. Honnold(6)	0	0	0	—	—	—	—	—	—
Graham Foyle-Twining(5)	0	0	0	—	—	—	—	—	—

(1)
The number of shares underlying options awarded and the related exercise prices and the number of restricted stock units awarded shown in the table awarded prior to December 14, 2006 and April 14, 2009, respectively, have been adjusted under the anti-dilution provisions of the 2002 Award Plan to preserve the intrinsic value of awards in connection with the spin-off of Mueller Water Products, Inc. on December 14, 2006 and the spin-off of the Company's finance business on April 14, 2009. With regard to the effect of the Mueller spin-off, the number of shares of the modified award was determined by multiplying the shares of the original award by 1.9426 and dividing the stock option exercise price by the same factor. With regard to the effect of the finance business spin-off, the number of shares of the newly modified award was determined by multiplying the shares underlying stock options and the number of restricted stock units at the spin-off date by 1.11445 and dividing the stock option exercise price by the same factor.

(2)
Reflects time vested non-qualified stock options to acquire the Company's Common Stock. The stock options have a ten-year term and vest in three equal installments on the first, second and third anniversary of the grant date, subject to continued employment. At the end of the option term, the right to purchase any unexercised options expires and the options are forfeited. Subject to exceptions at the discretion of the Compensation

  Committee, unvested options are forfeited by the executive in the case of death, disability, retirement, or voluntary or involuntary termination of employment with the Company. In connection with a change in control of the Company, stock options granted prior to 2012 automatically vest and become exercisable subject to the terms and conditions of the 2002 Award Plan and remain exercisable until the expiration date of the option award. Beginning with annual equity awards granted in 2012, subject to exceptions at the discretion of the Compensation Committee, equity-based compensation will immediately vest and become exercisable only when there is a double trigger consisting of the occurrence of both a change in control and, within 24 months after such change in control, specified termination events.

(3)
Reflects time vested stock awards in the form of restricted stock units payable in the Company's Common Stock. Restricted stock units vest in equal annual installments over a three-year period, subject to continued employment, with the exception of the retention restricted stock units awarded (a) on April 1, 2011 to Messrs. Scheller, Kerley, Winkelmann, Madden and Foyle-Twining of 10,700, 1,888, 2,107, 9,119, and 5,836 restricted stock units, respectively, and (b) on April 20, 2011 to Mr. Griffin of 6,672 restricted stock units. Subject to continued employment, the retention restricted stock units vest on the third anniversary of the grant date.

Subject to exceptions at the discretion of the Compensation Committee, all unvested restricted stock units are forfeited in the case of death, disability, retirement, or voluntary or involuntary termination of employment with the Company. Upon a change in control of the Company, all restricted stock units granted prior to 2012 as annual grants immediately vest, and all restricted stock units granted to the named executive officers prior to 2012 as retention grants (other than those granted to Mr. Kerley, which vest solely at specified times) vest on a pro rated basis for the period from the grant date to the date of the change in control, subject to exceptions at the discretion of the Compensation Committee. Beginning with annual equity awards granted in 2012, subject to exceptions at the discretion of the Compensation Committee, equity-based compensation will immediately vest and become exercisable only when there is a double trigger consisting of the occurrence of both a change in control and, within 24 months after such change in control, specified termination events.

(4)
Assumes a market value of $60.56 per share (the closing market price of the Company's stock on December 30, 2011, the last trading day of 2011).

(5)
All of Messrs. Winkelmann's, Griffin's, Calder's and Foyle-Twining's unvested equity awards were cancelled and forfeited in connection with their separation from the Company. None of these executive officers had any vested equity awards at the time of their separation.

(6)
Pursuant to the retention and severance agreement Ms. Honnold entered into with the Company on February 2, 2011, the unvested portion of her equity awards scheduled to vest in 2011 was accelerated and was deemed vested on February 27, 2011, the unvested portion of the equity awards scheduled to vest in 2012 was accelerated and deemed vested on March 31, 2011, and the unvested portion of the equity awards scheduled to vest in 2013 was accelerated and deemed vested on June 30, 2011. Pursuant to the terms of the applicable stock option agreements, Ms. Honnold had 90 days following her termination date to exercise her vested options. Ms. Honnold's exercise of stock options and vesting and deemed vesting of her restricted stock units are reflected in the 2011 Option Exercises and Stock Vested Table below.

OPTION EXERCISES AND STOCK VESTED

        The following table sets forth the actual value received by the named executive officer upon the exercise of stock options and vesting of restricted stock units in 2011.

2011 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Walter J. Scheller	0	0	1,331	163,780
Robert P. Kerley	0	0	0	0
Neil Winkelmann	0	0	0	0
Michael T. Madden	30,225	3,334,687	18,346	2,204,315
James M. Griffin	0	0	0	0
Joseph B. Leonard	0	0	848	108,780
Keith Calder	0	0	0	0
Lisa A. Honnold	8,456	885,171	5,107	643,221
Graham Foyle-Twining	0	0	0	0

(1)
Amount represents the difference in the aggregate exercise price and the aggregate market value of the shares acquired at time of exercise. The aggregate market value is based on the average of the high and low prices of the Common Stock as traded on the NYSE on the exercise date.

(2)
Based on the average of the high and low prices of the Common Stock as traded on the NYSE on the vesting date.

PENSION BENEFITS

        The following table discloses the years of credited service, present value of accumulated benefits and payments made to our named executive officers participating in a pension plan for the year ended December 31, 2011.

2011 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Walter J. Scheller	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Robert P. Kerley	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Neil Winkelmann	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Michael T. Madden	Pension Plan	15	529,819	0
	Supplemental Pension Plan	15	437,911	0
James M. Griffin	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Joseph B. Leonard	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Keith Calder	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Lisa A. Honnold	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Graham Foyle-Twining	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—

(1)
Mr. Madden participated in the Pension Plan and the Supplemental Pension Plan in 2011. The Company has established a rabbi trust for purposes of providing benefits under the Supplemental Pension Plan. Calculation of the present value of Mr. Madden's benefits in the Pension Plan and the Supplemental Pension Plan reflects the same key assumptions described under the heading, "Critical Accounting Estimates—Employee Benefits" in "Item 7.—Management's Discussion and Analysis of Results of Operations and Financial Condition" and in Note 11 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Benefits are based upon years of service and the highest average annual compensation, including overtime pay, incentive compensation and specified other forms of compensation reportable as wages taxable for Federal income tax purposes, for five consecutive years of earnings within the final ten years of employment by the participant. The pension plans are integrated with Social Security. Normal retirement under the Pension Plan is age 65, provided the participant has at least five years of service. Early retirement benefits are available under the Pension Plan at age 50 provided the participant has at least ten years of service. Enhanced early retirement benefit payments are available under the Pension Plan upon the attainment of 80 points, a combination of age and years of service.

The Present Value of Accumulated Benefit is the present value of the total amount credited as of December 31, 2011 under the Pension Plan and the Supplemental Pension Plan. All present value of the monthly installments under the Supplemental Pension Plan is paid out in a single lump sum following retirement.

The Present Value of Accumulated Benefit reflects the present value of pension benefits payable at the earliest time Mr. Madden may retire without significant benefit reduction. See also the discussion of "Defined Benefit Plans" beginning on page 43.

NONQUALIFIED DEFERRED COMPENSATION

        The following table discloses contributions, earnings and balances of the Supplemental Retirement Plan for the participating named executive officers for the year ended December 31, 2011.

2011 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Walter J. Scheller	0	7,018	0	0	7,018
Robert P. Kerley	—	—	—	—	—
Neil Winkelmann	—	—	—	—	—
Michael T. Madden	—	—	—	—	—
James M. Griffin	—	—	—	—	—
Joseph B. Leonard	—	—	—	—	—
Keith Calder	—	—	—	—	—
Lisa A. Honnold	0	0	0	0	13,692
Graham Foyle-Twining	—	—	—	—	—

(1)
Reflects Company matching contributions to the Supplemental Retirement Plan which serves as an excess savings plan when tax limitations are reached under the Savings Plan. Amounts in this column have been reported in the All Other Compensation column of the Summary Compensation Table on page 48 and reflect the Company's contributions made after 2011 year end. For a description of the Supplemental Retirement Plan, see "Supplemental Retirement Plan" on page 44.

(2)
The Company does not pay above market interest or preferential dividends on investments in the Supplemental Retirement Plan. Earnings are calculated in the same manner as earnings on externally managed investments for employees participating in the Savings Plan.

EMPLOYMENT, SEVERANCE/RETENTION AND CHANGE IN CONTROL ARRANGEMENTS

Employment and Severance/Retention Agreements

        The terms of the Company's employment and severance agreements in effect during 2011 with each of the named executive officers is set forth below.

        Walter J. Scheller.    Mr. Scheller entered into a letter agreement with the Company dated as of September 12, 2011. His agreement entitles Mr. Scheller to an annual base salary of $750,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Scheller also remains eligible to participate in the EI Plan and earn an annual target bonus of 100% of annual base salary, with a potential for up to 200% of annual base salary for top performance. Pursuant to the terms of his agreement, Mr. Scheller's bonus earned in respect of 2011 fiscal year was to be determined as follows: (1) the portion of the bonus that related to his employment with the Company from January 1, 2011 through September 11, 2011 was calculated by reference to the annual base salary earned by him during such period and his annual target bonus percentage opportunity as in effect immediately prior to September 12, 2011, and (2) the portion of the bonus that related to his employment with the Company from September 12, 2011 through the last day of the 2011 fiscal year was calculated by reference to the annual base salary earned by him during such period and his annual target bonus opportunity provided under his agreement.

        Pursuant to the terms of his agreement, Mr. Scheller remains a participant in the Company's long-term incentive plan and remains eligible to receive annual equity grants from the Company. Mr. Scheller's annual equity grant in respect of the 2012 fiscal year will be valued at 150% of his annual base salary, based on the Black-Scholes value at the date of grant, 50% of which will be in the form of non-qualified stock options and 50% of which will be in the form of restricted stock units. In connection with his promotion to the position of Chief Executive Officer, on September 12, 2011, Mr. Scheller received a one-time equity grant from the Company valued at $1,000,000, based on the Black-Scholes value at the date of grant, 100% of which was in the form of non-qualified stock options. Mr. Scheller continues to be eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year and be reimbursed for reasonable out-of-pocket business expenses. Mr. Scheller remains entitled to relocation assistance in connection with his prior move to Birmingham, Alabama. Mr. Scheller will receive no additional compensation in connection with his service as a director of the Company.

        In the event of the termination of Mr. Scheller's employment by the Company, other than for "cause" (as defined in his agreement) or by Mr. Scheller for "good reason" (as defined in his agreement), subject to Mr. Scheller entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Scheller is entitled to the following payments and benefits: (a) for the period commencing on the day immediately following the termination date and ending on the first anniversary of the termination date, monthly pay continuation with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; (b) for the period commencing on the first anniversary of the termination date and ending on the second anniversary of the termination date, monthly pay continuation with each monthly payment equal to 1/12th times his annual base salary in effect on the termination date; (c) a pro rata bonus under the EI Plan (or successor annual bonus plan) based on the portion of the year actually worked up to the time of termination and computed based on actual annual performance; and (d) continued participation in certain of the Company's welfare benefit plans until the earliest to occur of (1) the 24 month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If Mr. Scheller incurs a qualifying termination of employment within the 24 month period following the closing of a change in control of the Company, any severance payments and benefits due to Mr. Scheller will be paid under the terms of his change in control agreement (as described beginning on page 62 herein).

        His agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Scheller is bound by covenants not to compete and not to solicit. His agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

        Robert P. Kerley.    The Board appointed Mr. Kerley, Vice President and Corporate Controller on April 20, 2011 and Chief Accounting Officer and Interim Principal Financial Officer, effective July 1, 2011. The Company entered in an amended and restated letter agreement with Mr. Kerley dated as of February 28, 2012. His agreement entitles Mr. Kerley to an annual base salary of $232,875, subject to such periodic adjustments as may be approved by the Compensation Committee. In connection with his appointment as Interim Principal Financial Officer, the Board approved an additional stipend of $7,500 per month for any month, or portion thereof, in which Mr. Kerley serves in that capacity. Mr. Kerley remains eligible to participate in the EI Plan and earn an annual target bonus of 35% of annual base salary, with a potential for up to 70% of annual base salary for top performance. Mr. Kerley is also eligible to participate in the Company's long-term incentive plan. Mr. Kerley continues to be eligible to participate in the Company's group life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year, and be reimbursed for reasonable out-of-pocket business expenses and relocation costs as provided under the Company's relocation policy.

        In the event of the termination of Mr. Kerley's employment by the Company other than for "cause" (as defined in his agreement) or by Mr. Kerley due to "good reason," (as defined in his agreement), subject to Mr. Kerley entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Kerley is entitled to the following payments and benefits: (a) monthly pay continuation for a period of 12 months following the termination date with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date and (b) continued participation in specified Company welfare benefit plans until the earliest to occur of (1) the 12 month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer.

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Kerley is bound by covenants not to compete and not to solicit. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

        Neil Winkelmann.    Effective as of April 1, 2011, Mr. Winkelmann was appointed as President, Walter Energy Canadian & European Operations. In connection with the appointment, Mr. Winkelmann entered into a letter agreement with the Company dated April 1, 2011. His agreement entitled Mr. Winkelmann to an annual base salary of CAD$400,000 (or U.S.$405,268 based on an average exchange rate for 2011 of CAD$0.9870 to U.S.$1.00), subject to such periodic adjustments as may have been approved by the Compensation Committee. Mr. Winkelmann was also eligible to participate in the EI Plan and earn an annual target bonus of 80% of annual base salary, with a potential for up to 160% of annual base salary for top performance. Under his agreement, Mr. Winkelmann's bonus, if any, earned in respect of the 2011 fiscal year, was to be pro-rated based upon the percentage of such fiscal year that had elapsed from the commencement of his employment through the last day of such fiscal year and based solely on the annual base salary actually earned in such fiscal year. Pursuant to the terms of his agreement, Mr. Winkelmann was eligible to participate in the Company's long-term incentive plan and was eligible to receive annual equity grants from the Company valued at 130% of his annual base salary, based on the Black-Scholes value at the date of grant, 50% of which were in the form of non-qualified stock options and 50% of which were in the form of restricted stock units. Mr. Winkelmann was also eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 25 business days of vacation each year, and be reimbursed for reasonable out-of-pocket business expenses.

        His agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Winkelmann is bound by covenants not to compete and not to solicit. His agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision. Information about payments made to Mr. Winkelmann upon his separation from the Company is included under "Potential Payments Upon a Termination of Employment or Change in Control" beginning on page 64.

        Michael T. Madden.    In connection with his promotion, Mr. Madden entered into a letter agreement with the Company dated April 1, 2011. His agreement entitles Mr. Madden to an annual base salary of $375,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Madden also remains eligible to participate in the EI Plan and earn an annual target bonus of 70% of annual base salary, a potential for up to 140% of annual target bonus for top performance. The bonus, if any, earned in respect of the applicable performance year, will be based on the attainment of the Company's annual performance goals as well as the attainment by Mr. Madden of individual objectives and/or departmental goals for such year. Pursuant to the terms of his agreement, Mr. Madden's bonus earned in respect of the 2011 fiscal year was to be determined as follows: (1) the portion of the bonus, if any, that related to his employment with the Company from January 1, 2011 through March 31, 2011, was calculated by reference to the annual base salary earned by him during such period and his annual target bonus percentage opportunity as in effect immediately prior to April 1, 2011, and (2) the portion of the bonus that related to his employment with the Company from April 1, 2011 through the last day of the 2011 fiscal year was calculated by reference to the annual base salary earned by him during such period and his annual target bonus opportunity provided under the agreement.

        Pursuant to the terms of his agreement, Mr. Madden remains a participant in the Company's long-term incentive plan and remains eligible to receive annual equity grants from the Company. Mr. Madden's annual equity grant for the 2011 fiscal year was valued at 90% of his annual base salary, based on the Black-Scholes value at the date of grant, 50% of which was awarded in the form of non-qualified stock options and 50% of which was awarded in the form of restricted stock units. Mr. Madden continues to be eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year and be reimbursed for reasonable out-of-pocket business expenses. Mr. Madden continues to be provided with a Company-paid leased automobile.

        In the event of the termination of Mr. Madden's employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Madden for "good reason" (as defined in the agreement), subject to Mr. Madden entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Madden is entitled to the following payments and benefits: (a) monthly pay continuation for a period of 12 months following the termination date with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; and (b) continued participation in specified Company welfare benefit plans until the earliest to occur of (1) the 12 month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If Mr. Madden incurs a qualifying termination of employment within the twenty-four month period following the closing of a "change in control" of the Company, any severance payments and benefits due to Mr. Madden will be paid under the terms of his change in control agreements (as described beginning on page 62 herein).

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Madden is bound by covenants not to compete and not to solicit. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

        James M. Griffin.    Effective as of April 1, 2011, Mr. Griffin was appointed as Global Head, Business Development. In connection with the appointment, Mr. Griffin entered into a letter agreement with the Company dated June 24, 2011. His agreement entitled Mr. Griffin to an annual base salary of $400,000, subject to such periodic adjustments as approved by the Compensation Committee. Mr. Griffin was also eligible to participate in the EI Plan and earn an annual target bonus of 70% of annual base salary, with a potential for up to 140% of annual base salary for top performance. Pursuant to the terms of his agreement, Mr. Griffin's bonus, if any, earned in respect of the 2011 fiscal year, was to be pro-rated based upon the percentage of such fiscal year that has elapsed from the commencement of his employment through the last day of such fiscal year and based solely on the annual base salary actually earned in such fiscal year. Pursuant to the terms of the agreement, Mr. Griffin was eligible to participate in the Company's long-term incentive plan and was eligible to receive annual equity grants from the Company valued at 90% of his annual base salary, based on the Black-Scholes value at the date of grant, 50% of which were in the form of non-qualified stock options and 50% of which were in the form of restricted stock units. Mr. Griffin was also eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year, and be reimbursed for reasonable out-of-pocket business expenses. Effective October 28, 2011, the agreement was amended to provide Mr. Griffin with additional perquisites and reimbursement rights.

        His agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Griffin is bound by covenants not to compete and not to solicit. His agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision. Information about payments made to Mr. Griffin upon his separation from the Company is included under "Potential Payments Upon a Termination of Employment or Change in Control" beginning on page 64.

        Keith Calder.    On March 1, 2011, Mr. Calder was appointed as Chief Executive Officer of the Company and served as a member of the Company's Board of Directors until his separation from the Company on June 30, 2011. In connection with the appointment, Mr. Calder entered into a letter agreement with the Company on March 2, 2011. His agreement entitled Mr. Calder to an annual base salary of $900,000, subject to such periodic adjustments as approved by the Compensation Committee. Mr. Calder was also eligible to participate in the EI Plan and earn an annual target bonus of 110% of annual base salary, with a potential for up to 220% of annual base salary for top performance. Pursuant to the terms of his agreement, Mr. Calder's bonus, if any, earned in respect of the 2011 fiscal year, was to be pro-rated based upon the percentage of such fiscal year that had elapsed from the commencement of his employment through the last day of such fiscal year and based solely on the annual base salary actually earned in such fiscal year. Pursuant to the terms of his agreement, Mr. Calder was eligible to participate in the Company's long-term incentive plan and was eligible to receive annual equity grants from the Company valued at 285% of his annual base salary, based on the Black-Scholes value at the date of grant, 50% of which were in the form of non-qualified stock options and 50% of which were in the form of restricted stock units. Mr. Calder was also eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year and be reimbursed for reasonable out-of-pocket business expenses. Mr. Calder received no additional compensation in connection with his service as a director of the Company.

        His agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Calder is bound by covenants not to compete and not to solicit. His agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision. Information about payments made to Mr. Calder upon his separation from the Company is included under "Potential Payments Upon a Termination of Employment or Change in Control" beginning on page 64.

        Lisa A. Honnold.    Ms. Honnold's employment agreement dated March 14, 2006, as amended, provided for an annual base salary which, at the time of her separation from the Company, was $397,763 (including supplemental pay of $7,500 per month for serving as interim Chief Financial Officer). Ms. Honnold had an annual target bonus opportunity of 50% of annual base salary, and was eligible to participate in group life and health insurance benefit plans and retirement plans generally applicable to the Company's salaried executives. Ms. Honnold was entitled to a car allowance of $1,500 per month, three weeks of vacation each year, as well as reimbursement of reasonable out-of-pocket business expenses. Information about payments made to Ms. Honnold upon her separation from the Company is included under "Potential Payments Upon a Termination of Employment or Change in Control" beginning on page 64.

        Graham Foyle-Twining.    Effective as of April 1, 2011, Mr. Foyle-Twining was appointed as Global Head, Human Resources & Organization Design. In connection with the appointment, Mr. Foyle-Twining entered into a letter agreement with the Company dated June 24, 2011. His agreement entitled Mr. Foyle-Twining to an annual base salary of $360,000, subject to such periodic adjustments as may have been approved by the Compensation Committee. Mr. Foyle-Twining was also eligible to participate in the Company's Executive Incentive Plan and earn an annual target bonus of 65% of annual base salary, with a potential for up to 130% of annual base salary for top performance. Pursuant to the terms of his agreement, Mr. Foyle-Twining's bonus, if any, earned in respect of the 2011 fiscal year, was to be pro-rated based upon the percentage of such fiscal year that has elapsed from the commencement of his employment through the last day of such fiscal year and based solely on the annual base salary actually earned in such fiscal year. Pursuant to the terms of his agreement, Mr. Foyle-Twining was eligible to participate in the Company's long-term incentive plan and was eligible to receive annual equity grants from the Company valued at 80% of his annual base salary, based on the Black-Scholes value at the date of grant, 50% of which were in the form of non-qualified stock options and 50% of which were in the form of restricted stock units. Mr. Foyle-Twining was also eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year, and be reimbursed for reasonable out-of-pocket business expenses.

        His agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Foyle-Twining is bound by covenants not to compete and not to solicit. His agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision. Information about payments made to Mr. Foyle-Twining upon his separation from the Company is included under "Potential Payments Upon a Termination of Employment or Change in Control" beginning on page 64.

Change In Control Agreements

        The Company entered into change in control agreements with Ms. Honnold and Mr. Madden prior to 2009, with Mr. Scheller in 2010 and with Messrs. Calder, Griffin, Foyle-Twining, and Winkelmann in 2011.

        The change in control agreements are intended to provide for continuity of management in the event of a change in control of the Company and further allow the executive to evaluate a potential transaction impartially. Under the change in control agreements, if the executive's employment is terminated by the Company without "cause" or by the executive for "good reason" (each, as defined in the applicable change in control agreement) within 24 months following a change in control, the executive would be entitled to the following payments, rights and/or benefits, in addition to specified accrued amounts:

  •
  A lump sum payment equal to 1.5 times the sum of (a) the higher of the executive's annual base salary in effect on the termination date and the executive's annual base salary in effect on the date of the change in control and (b) the average of the actual annual bonus earned (whether or not deferred) by the executive under the EI Plan in respect of the three years preceding the year of termination (and, if the executive has not participated in the EI Plan for such three-year period, the annual target bonus for the year of termination will be used for each year that the executive did not participate in the EI Plan to calculate the three year average bonus payment);

  •
  A lump sum amount equal to 1/2 times the sum of (a) the higher of the executive's annual base salary in effect on the termination date and the executive's annual base salary in effect on the date of the change in control and (b) the average of the actual annual bonus earned (whether or not deferred) by the executive under the EI Plan for the three years preceding the year of termination (and, if the executive has not participated in the annual bonus plan for such three-year period, the annual target bonus for the year of termination will be used for each year that the executive did not participate in the EI Plan to calculate the three year average bonus payment);

  •
  A pro rata annual incentive bonus under the EI Plan computed based on actual year-to-date performance;

  •
  Accelerated vesting of all outstanding equity awards (solely under agreements entered into prior to April 2011);

  •
  Continuation of medical insurance and life insurance coverage (at the same coverage level and cost as in effect immediately prior to the termination date) for up to 24 months following termination;

  •
  Outplacement services for up to 24 months following the date of termination, the value of which is not to exceed 35% of the executive's annual base salary as of the termination date;

  •
  Ms. Honnold and Mr. Madden are entitled to a Code Section 280G gross-up payment. For Messrs. Scheller, Calder and Foyle-Twining, if any payments are considered "excess parachute payments" under Section 280G of the Internal Revenue Code such that Messrs. Scheller, Calder or Foyle-Twining would be subject to excise taxes under Section 4999 of the Internal Revenue Code, then any cash payments provided will be reduced first and then the non-cash payments and benefits will be reduced so that no portion of the payments and benefits will be subject to the excise tax. However, no payments and benefits will be reduced unless the net amount of the total payments to be received by Messrs. Scheller, Calder and Foyle-Twining, as reduced, are greater than the excess of the net amount of such total payments without reduction over the amount of the excise tax to which Messrs. Scheller, Calder or Foyle-Twining would be subject in respect of the unreduced total payments. Mr. Winkelmann's change in control agreement does not contain any provisions relating to the treatment of payments and benefits that may be subject to excise taxes since he is not a U.S. taxpayer; and

  •
  Ms. Honnold was also entitled to: (1) accelerated vesting and cash out of any and all outstanding cash-based long-term incentive awards held by her, paid in a pro rata lump sum equal to the target award level for each award and (2) accelerated vesting of retirement benefits under the Savings Plan upon a qualifying termination.

        In addition to the foregoing, Mr. Madden has an additional change in control agreement which provides that, in the event of a termination of his employment by the Company without cause within 24 months following a change in control of the Company, he will be eligible for benefits under the Company's retiree medical plan and will receive a lump sum payment in amount equal to the difference between (1) the present value of his accrued benefit under the Pension Plan calculated as if Mr. Madden had attained 80 points on his termination date and (2) the present value of his accrued benefit under the Pension Plan benefit on his termination date, determined in accordance with the actuarial assumptions used for purposes of the Pension Plan.

        The change in control agreements also contain covenants not to compete and not to solicit (which covenants remain in effect while employed and for 12 months thereafter for agreements entered into starting in April 2011 or for 12 months following a termination giving rise to payments under the agreement for agreements entered into prior to April 2011), perpetual covenants not to disclose confidential information or disparage the Company, and a covenant by the executive to cooperate with the Company in connection with any lawsuits, claims or similar proceedings that arise out of or are related to executive's employment with the Company.

POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR
CHANGE IN CONTROL

        The following table illustrates potential payments, rights and benefits to Messrs. Scheller, Kerley, Madden and Leonard under contracts, agreements, plans or arrangements with the Company upon termination of employment or change in control, assuming either event occurred on December 30, 2011, the last business day of 2011. To the extent payments, rights and benefits are generally available to employees on a non-discriminatory basis, including benefits payable upon death or disability, or are fully disclosed under "Pension Benefits" or "Nonqualified Deferred Compensation" above, they are excluded from this table. For Messrs. Griffin and Winkelmann, this Potential Payments Upon a Termination of Employment or Change in Control section is limited to the payments, rights and benefits made upon such persons' separation from the Company, as such persons separated from the Company on that basis following year end. For Messrs. Calder and Foyle-Twining and Ms. Honnold, this section quantifies and describes the payments, rights and benefits in connection with such persons' separation of employment in 2011, which are in addition to payments, rights and benefits generally available to all salaried employees on a non-discriminatory basis.

        The following table describes the potential payments upon termination of Messrs. Scheller, Kerley, Madden, Leonard, Winkelmann and Griffin or in connection with a change in control.

Name	Cash Severance(1)	Pro-Rata Bonus	Vesting of Unvested Long Term Incentive Awards(2)	Retirement Benefits(3)	Medical and Life Insurance Continuation	Outplacement Services(4)	Gross-Up on Excise Tax	Total
Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason
Walter J. Scheller	$2,250,000	—	—	—	$17,583	—	—	$2,267,583
Robert P. Kerley	$314,381	—	—	—	$16,228	—	—	$330,609
Michael T. Madden	$637,500	—	—	—	$16,763	—	—	$654,263
Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason within 24 Months Following a Change in Control
Walter J. Scheller	$2,820,872	$250,000	$469,461	—	$35,166	$262,500	—	$3,837,999
Michael T. Madden	$1,218,516	$90,872	$630,215	$640,598	$33,526	$131,250	$1,035,002	$3,779,979
Change in Control
Walter J. Scheller	—	—	$469,461	—	—	—	—	$469,461
Robert P. Kerley	—	—	$32,702	—	—	—	—	$32,702
Michael T. Madden	—	—	$630,215	—	—	—	—	$630,215
Joseph B. Leonard	—	—	$254,256	—	—	—	—	$254,256
Termination of the Named Executive Officer's Employment or Service Due to Death, Disability or Retirement
Walter J. Scheller	—	$250,000	—	—	—	—	—	$250,000
Robert P. Kerley	—	$100,000	—	—	—	—	—	$100,000
Michael T. Madden	—	$90,872	—	—	—	—	—	$90,872
Joseph B. Leonard	—	—	$254,256	—	—	—	—	$254,256
Termination by the Named Executive Officer Without Good Reason
Neil Winkelmann	$713,994	—	—	—	$6,296	—	—	$720,290
James M. Griffin	$680,000	—	—	—	—	—	—	$680,000

(1)
Cash severance amounts for Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason represents 12 months of annual base salary plus target bonus as specified in Messrs. Kerley's and Madden's agreements and 24 months of annual base salary plus target bonus as specified in Mr. Scheller's agreement.

Cash severance amounts for Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason within 24 Months Following a Change in Control represents two times the sum of the named executive officer's (a) annual base salary and (b) the average of the actual annual bonus earned (whether or not deferred) by the executive under the EI Plan in respect of the three years preceding the year of termination.

Cash severance amounts for Termination by the Named Executive Officer Without Good Reason reflects (A) the June 10, 2011 amendment to Mr. Winkelmann's employment agreement, providing for a lump sum cash severance payment of CAD$700,000 (U.S.$713,994 based on the closing exchange rate for 2011 of CAD$0.9804 to U.S.$1.00) if Mr. Winkelman should terminate his employment without good reason prior to December 31, 2011 and (B) Mr. Griffin's letter agreement, providing for a lump sum cash severance payment of $680,000 if Mr. Griffin should terminate his employment without good reason prior to December 31, 2011 (which date, in the case of Mr. Griffin, was subsequently extended by the Compensation Committee). Pursuant to these agreements, upon the termination of each of Messrs. Winkelmann's and Griffin's employment by each of them without good reason in January 2012 and February 2012, respectively, each received their respective severance payment.

(2)
Includes non-qualified stock options, net of exercise price, and restricted stock units based on the closing stock price of our Common Stock of $60.56 on December 30, 2011. Due to the fact that the per share exercise price of 29,685 options for Mr. Scheller, 3,917 options for Mr. Madden, 808 options for Mr. Kerley and 1,113 options for Mr. Leonard was in excess of the closing stock price on December 30, 2011, no amounts are attributable to those awards.

(3)
The amounts presented in the table for Mr. Madden reflect the additional benefits payable to him under the Company's retiree medical plan and the Supplemental Pension Plan assuming a qualifying termination on December 30, 2011 following a change in control.

(4)
Represents outplacement services for a maximum of 24 months, not to exceed 35% of the named executive officer's annual base salary on the termination date in the event of a qualifying termination on December 30, 2011 following a change in control.

Voluntary Terminations During 2011

        Graham Foyle-Twining.    Mr. Foyle-Twining's agreement entitled him to receive payment if his employment was terminated by him without good reason prior to December 31, 2011. Mr. Foyle-Twining received (A) $514,000 in severance and (B) $31,846 for unused vacation time in connection with his separation from the Company during 2011. His outstanding equity awards were forfeited and cancelled in connection with his separation from the Company. Amounts paid and benefits available to Mr. Foyle-Twining in connection with his separation are included in the "Summary Compensation Table" on page 48.

        Keith Calder.    Mr. Calder did not have an agreement entitling him to payments upon a voluntary separation from the Company. Mr. Calder received $21,656 for unused vacation time in connection with his separation from the Company during 2011. His outstanding equity awards were forfeited and cancelled in connection with his separation from the Company. Amounts paid to Mr. Calder in connection with his separation are included in the "Summary Compensation Table" on page 48.

        Lisa A. Honnold.    Pursuant to the terms of Ms. Honnold's severance/retention agreement, in connection with the separation of her employment on June 30, 2011, Ms. Honnold was entitled to receive (1) continuation of her base salary (which was deemed to include any interim supplements she was receiving for serving in her then current position) through June 30, 2013, (2) a payment equal to her target bonus (based on her base salary) under the EI Plan not later than December 31, 2011 and (3) for the period of January 1, 2012 through December 31, 2012, payment, in substantially equal installments, of an amount in the aggregate equal to her target bonus. In addition, Ms. Honnold is eligible for (1) continued health and welfare benefits through the earliest to occur of (A) June 30, 2013, (B) the last date she is eligible to participate in the benefit under applicable law and (C) the first date on which she becomes eligible to obtain comparable benefits from a subsequent employer and (2) 12 months of outplacement services. Also, the unvested portion of Ms. Honnold's equity awards accelerated and vested as follows: (1) her equity awards scheduled to vest in 2011 were deemed vested on February 27, 2011, (2) her equity awards scheduled to vest in 2012 were deemed vested on March 31, 2011 and (3) her equity awards scheduled to vest in 2013 were deemed vested on June 30, 2011.

        In connection with her separation in 2011, Ms. Honnold (A) received a severance payment of $178,257, (B) is entitled to receive severance payments of $534,770 through June 2013, (C) is entitled to receive medical and life insurance premiums of $17,763 through June 2013 and (D) is entitled to receive additional payments equal to her target bonus of $178,256 through December 2012. Amounts paid and benefits available to Ms. Honnold in connection with her separation are included in the "Summary Compensation Table" on page 48.

Separations in the First Quarter of 2012

        Neil Winkelmann.    In connection with his separation from the Company in the first quarter of 2012, Mr. Winkelmann (A) received a severance payment of $713,994 and (B) is entitled to receive medical and life insurance premiums of $6,296 through January 2013. His outstanding equity awards were forfeited and cancelled in connection with his separation from the Company.

        James M. Griffin.    The payment made to Mr. Griffin in connection with his separation from the Company in the first quarter of 2012 was $680,000. His outstanding equity awards were forfeited and cancelled in connection with his separation from the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee reports as follows with respect to the audit of the Company's consolidated financial statements for the year ended December 31, 2011:

        The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2011 with management and Ernst & Young LLP, the Company's independent auditors. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; selecting and applying accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Company's independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the U.S., as well as expressing an opinion on the effectiveness of internal control over financial reporting as of December 31, 2011.

        Management has provided the Audit Committee with, and the Audit Committee has reviewed, a report on the effectiveness of the Company's internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2011.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" (AICPA, Professional Standards, Vol. 1, AU Section 380) and Public Company Accounting Oversight Board Auditing Standard No. 5, "An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements" (PCAOB Rule 3200T). In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required pursuant to Rule 3526 of the Public Company Accounting Oversight Board "Communication with Audit Committees Concerning Independence," and the Audit Committee has discussed with Ernst & Young LLP their firm's independence.

        Based on the foregoing review and discussions, reports of management and the independent auditors of the Company and the Audit Committee's review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

AUDIT COMMITTEE PATRICK A. KRIEGSHAUSER, Chairman HOWARD L. CLARK, JR. JERRY W. KOLB A.J. WAGNER

FEES PAID TO INDEPENDENT AUDITORS

        The independent registered public accounting firm of the Company is Ernst & Young LLP. The aggregate fees billed by Ernst & Young LLP to the Company for the audit of the Company's annual consolidated financial statements and services rendered by the independent registered public accounting firm for the years ended December 31, 2011 and December 31, 2010 are set forth below.

	Fiscal Years
	2011	2010
	($ in thousands)
AUDIT FEES(1)	$3,648	$2,236
AUDIT-RELATED FEES(2)	21	171
TAX FEES(3)	167	1
ALL OTHER FEES(4)	2	2

TOTAL FEES	$3,838	$2,410

(1)
Audit fees for fiscal years 2011 and 2010 included fees for professional services performed by Ernst & Young LLP for annual audits and quarterly reviews of the consolidated financial statements of the Company. For fiscal year 2011, audit fees also included services performed related to the audit of Western Coal. For fiscal year 2010, audit fees also included services performed in connection with the Company's shelf registration statement and the Western Coal management proxy circular.

(2)
For fiscal year 2011, audit-related fees primarily represented services performed in relation to the reporting requirements of the British Columbia Greenhouse Gas Reduction Act. For fiscal year 2010, audit-related fees primarily represented due diligence services performed related to the Company's acquisition of coal bed methane operations from Highmount Exploration & Production LLC.

(3)
For fiscal year 2011, tax fees consisted of professional services rendered by Ernst & Young LLP for tax advice and transfer pricing services. For fiscal year 2010, tax fees consisted of professional services rendered by Ernst & Young LLP for tax advice.

(4)
All Other Fees in fiscal years 2011 and 2010 consisted principally of research tools provided by Ernst & Young LLP.

        The Audit Committee has concluded that the provision of the non-audit services listed above as "All Other Fees" is compatible with maintaining the auditors' independence.

Approval of Audit and Non-Audit Services

        All audit and permitted non-audit services to be performed by the Company's independent registered public accountants require pre-approval by the Audit Committee in accordance with pre-approval procedures established by the Audit Committee, consistent with the charter of the Audit Committee posted on the corporate governance page of the Company's website at www.walterenergy.com. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor's independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee's pre-approval of non-audit services is specific as to the services to be provided and is required where the fees for any single assignment exceeds $50,000. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who beneficially own more than 10% of the Company's Common Stock ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company and written representations from Reporting Persons, the Company believes that all Section 16(a) filing requirements applicable to Reporting Persons were complied with during the year ended December 31, 2011.

OWNERSHIP OF PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of February 28, 2012 (except where otherwise indicated), information as to those holders (other than officers and directors of the Company) known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock. Except as indicated below, to the knowledge of the Company, each stockholder indicated in the following table has sole voting and investment power as to the shares shown. For purposes of the table below, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares that such person has the right to acquire within 60 days after February 28, 2012. For purposes of computing the percentage of outstanding Common Stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days after February 28, 2012 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Mailing Address	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
TIAA-CREF Investment Management, LLC(1) 730 Third Avenue New York, New York 10017-3206	5,524,211	8.84%
Harris Associates Inc.(2) Two North LaSalle Street, Suite 500 Chicago, Illinois 60602-3790	4,323,186	6.92%

(1)
According to the Schedule 13G filed on February 14, 2012, TIAA-CREF Investment Management, LLC ("Investment Management") is the investment adviser to the College Retirement Equities Fund ("CREF"), a registered investment company, and beneficially owns and has the power to vote or direct the voting of, and dispose or direct the disposition of 4,863,730 shares of the Company's Common Stock owned by CREF. Teachers Advisors, Inc. ("Advisors") is the investment adviser to three registered investment companies, TIAA-CREF Funds ("Funds"), TIAA-CREF Life Funds ("Life Funds"), and TIAA Separate Account VA-1 ("VA-1"), as well as the TIAA-CREF Asset Management Comingled Funds Trust I ("TCAM Funds"), and beneficially owns and has the power to vote or direct the voting of, and dispose or direct the disposition of 660,481 shares of the Company's Common Stock owned by the Funds, Life Funds and VA-1 and TCAM Funds. Each of Investment Management and Advisors expressly disclaims beneficial ownership of the other's securities holdings and each disclaims that it is a member of a "group" with the other.

(2)
According to the Schedule 13G filed by Harris Associates L.P. and Harris Associates Inc. for itself and as general partner of Harris Associates, L.P. ("Harris") on February 14, 2012 (the "Harris 13G"), Harris beneficially owns an aggregate of 4,323,186 shares of the Company's Common Stock. According to the Harris 13G, Harris has sole power to vote or to direct the voting of and the sole power to dispose or to direct the disposition of 4,323,186 of the shares.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table furnishes information, as of February 28, 2012, as to shares of Common Stock beneficially owned by (i) each current director, (ii) each director nominee, (iii) each named executive officer of the Company and (iv) all current directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, to the knowledge of the Company, each person indicated in the following table has sole voting and investment power as to the shares shown. For purposes of the table below, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares that such person has the right to acquire within 60 days after February 28, 2012. For purposes of computing the percentage of outstanding Common Stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days after February 28, 2012 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Ownership of Directors and Executive Officers

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Directors
David R. Beatty(1)	10,364	*
Howard L. Clark, Jr.(2)	66,004	*
Jerry W. Kolb(3)	33,780	*
Patrick A. Kriegshauser(4)	29,861	*
Joseph B. Leonard(5)	16,727	*
Graham Mascall(6)	583	*
Bernard G. Rethore(7)	12,134	*
Walter J. Scheller(8)	6,395	*
Michael T. Tokarz(9)	135,335	*
A. J. Wagner(10)	23,975	*
Named Executive Officers
Robert P. Kerley(11)	2,137	*
Michael T. Madden(12)	44,925	*
James Griffin(13)	2,391	*
Keith Calder(14)	114,591	*
Lisa Honnold	3,574	*
Graham Foyle-Twining(15)	10,496	*
Neil Winkelmann(16)	5,725	*
All current directors and executive officers as a group (17 individuals)(17)	495,477	*

*
Less than 1% of outstanding Common Stock

(1)
Includes 233 restricted stock units and options to acquire 4,807 shares of Common Stock that will vest and/or be exercisable within 60 days of February 28, 2012. Of the amount of vested options, 4,457 represent options Mr. Beatty held to acquire Western Coal common shares that, under the Arrangement Agreement with Western Coal, were converted to fully vested and immediately exercisable options to acquire our Common Stock.

(2)
Includes 1,371 restricted stock units, for which the underlying shares of Common Stock have not been delivered but as to which Mr. Clark has the right to acquire, having satisfied the requisite minimum years of service and age. Also includes options to acquire 47,496 shares of Common Stock that will vest and be exercisable within 60 days of February 28, 2012. Mr. Clark holds an aggregate of 17,137 shares of Common Stock in a margin account in accordance with the terms and conditions of the brokerage firm's customary margin account requirements.

(3)
Includes 1,371 restricted stock units, for which the underlying shares of Common Stock have not been delivered but as to which Mr. Kolb has the right to acquire, having satisfied the requisite minimum years of service and age. Also includes options to acquire 26,410 shares of Common Stock that will vest and be exercisable within 60 days of February 28, 2012.

(4)
Includes 957 restricted stock units and options to acquire 24,405 shares of Common Stock that will vest and/or be exercisable within 60 days of February 28, 2012.

(5)
Includes 966 restricted stock units and options to acquire 12,902 shares of Common Stock that will vest and/or be exercisable within 60 days of February 28, 2012.

(6)
Includes 233 restricted stock units and options to acquire 350 shares of Common Stock that will vest and/or be exercisable within 60 days of February 28, 2012.

(7)
Includes 1,371 restricted stock units, for which the underlying shares of Common Stock have not been delivered but as to which Mr. Rethore has the right to acquire, having satisfied the requisite minimum years of service and age. Also includes options to acquire 5,925 shares of Common Stock that will vest and be exercisable within 60 days of February 28, 2012.

(8)
Includes 807 restricted stock units and options to acquire 2,885 shares of Common Stock that will vest and/or be exercisable within 60 days of February 28, 2012. Includes a fractional share under the Employee Stock Purchase Plan.

(9)
Includes 1,915 restricted stock units and options to acquire 90,790 shares of Common Stock that will vest and/or be exercisable within 60 days of February 28, 2012. These numbers do not include any amounts credited to Mr. Tokarz's stock equivalent account under the Company's Directors' Deferred Fee Plan.

(10)
Includes 957 restricted stock units and options to acquire 21,519 shares of Common Stock that will vest and/or be exercisable within 60 days of February 28, 2012.

(11)
Includes 180 restricted stock units and options to acquire 270 shares of Common Stock that will vest and/or be exercisable within 60 days of February 28, 2012. Includes a fractional share under the Employee Stock Purchase Plan.

(12)
Includes 3,392 restricted stock units and options to acquire 19,810 shares of Common Stock that will vest and/or be exercisable within 60 days of February 28, 2012. Includes a fractional share under the Employee Stock Purchase Plan.

(13)
Includes 487 restricted stock units and options to acquire 729 shares of Common Stock that would have vested and/or become exercisable within 60 days of February 28, 2012. In connection with his separation from the Company in February 2012, all of Mr. Griffin's equity awards were forfeited and cancelled.

(14)
Pursuant to the terms of the Arrangement Agreement, Mr. Calder received 114,591 shares of Common Stock in exchange for his Western Coal common shares.

(15)
Pursuant to the terms of the Arrangement Agreement, Mr. Foyle-Twining received 10,496 shares of Common Stock in exchange for his Western Coal common shares.

(16)
Pursuant to the terms of the Arrangement Agreement, Mr. Winkelmann received 5,725 shares of Common Stock in exchange for his Western Coal common shares.

(17)
Includes 21,649 restricted stock units and options to acquire 299,147 shares of Common Stock held by all current executive officers and directors as a group that will vest and/or be exercisable within 60 days of February 28, 2012. Includes fractional shares under the Employee Stock Purchase Plan. Includes restricted stock units and non-qualified options beneficially owned by Mr. Griffin as of February 28, 2012, who separated from the Company as of that date.

OTHER MATTERS

        The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders of Walter Energy, Inc., nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment.

2013 Stockholder Proposals or Nominations

        Stockholder proposals must conform to the Company's By-laws and the requirements of the SEC.

        Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be eligible for inclusion in our 2013 proxy statement. Any stockholder intending to present a proposal for inclusion in the Company's proxy materials at the 2013 Annual Meeting must provide timely written notice of the proposal to our Corporate Secretary, 3000 Riverchase Galleria, Birmingham, Alabama 35244, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2). The Company must receive the proposal by November 19, 2012, for possible inclusion in the proxy statement. If the date of the 2013 Annual Meeting changes by more than 30 days from April 19, 2013, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2012 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2013 Annual Meeting. The Company will determine whether to include a proposal in the Proxy Statement in accordance with the SEC rules governing the solicitation of proxies.

        In addition, under our By-laws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2013 Annual Meeting must give timely written notice to our Corporate Secretary at the address set forth below. A nomination or proposal for the 2013 Annual Meeting will be considered timely if it is received no earlier than December 29, 2012 and no later than January 19, 2013. If the date of the 2013 Annual Meeting is advanced by more than 20 days or is delayed by more than 90 days from April 19, 2013, then to be timely the nomination or proposal must be received by the Company no earlier than the 110th day prior to the 2013 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2013 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company's By-laws. We will not entertain any proposals or nominations at the 2013 Annual Meeting that do not meet the requirements set forth in our By-laws. The By-laws are posted on the corporate governance link on the "Investors" page of our website at www.walterenergy.com. To make a submission or to request a copy of our By-laws, stockholders should contact our Corporate Secretary at 3000 Riverchase Galleria, Birmingham, Alabama 35244.

Householding of Proxy Materials

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. Each stockholder continues to receive a separate proxy card. This process, which is commonly referred to as "householding," provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting the Company's Investor Relations Department by writing to 3000 Riverchase Galleria, Birmingham, Alabama 35244, by calling Investor Relations at (205) 745-2000, or by sending an e-mail to investorrelations@walterenergy.com.

By Order of the Board

Birmingham, Alabama March 16, 2012	EARL H. DOPPELT Senior Vice President, General Counsel and Secretary Walter Energy, Inc.

[LOGO] WALTER ENERGY, INC. 3000 RIVERCHASE GALLERIA SUITE 1700 BIRMINGHAM, ALABAMA 35244 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 18, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Walter Energy, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 18, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M42894-P19869 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: For All Withhold All For All Except For Against Abstain 2. To approve the advisory resolution on executive compensation. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: 01) David R. Beatty, O.B.E 02) Howard L. Clark, Jr. 03) Jerry W. Kolb 04) Patrick A. Kriegshauser 05) Joseph B. Leonard 06) Graham Mascall 07) Bernard G. Rethore 08) Walter J. Scheller, III 09) Michael T. Tokarz 10) A. J. Wagner 3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2012. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If no direction is made, this proxy will be voted FOR the items listed above. WALTER ENERGY, INC.

[LOGO] ADMISSION TICKET 2012 Annual Meeting of Stockholders April 19, 2012 at 10:00 a.m., Central Daylight Time, at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244 You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver's license. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you submit your proxy by telephone or Internet, do not return your proxy card. Thank you for your proxy submission. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

M42895-P19869   WALTER ENERGY, INC. Annual Meeting of Stockholders - April 19, 2012 THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) of Walter Energy, Inc., a Delaware corporation, hereby appoint(s) Michael T. Tokarz and Earl H. Doppelt, and either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Walter Energy, Inc., to be held on April 19, 2012 at 10:00 a.m., Central Daylight Time, at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, AL 35244, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock of Walter Energy, Inc. which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side